Exhibit 10.14

CREDIT AGREEMENT

dated as of

August 27, 2013,

among

BOX, INC.,

as Borrower,

THE LENDERS PARTY HERETO

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Administrative Agent and Collateral Agent

CREDIT SUISSE SECURITIES (USA) LLC

as Sole Bookrunner and Sole Lead Arranger

Section 9.19.	USA PATRIOT Act Notice	95
Section 9.20.	No Fiduciary Duty	95

SCHEDULES

Schedule 1.01(a)	-	Disqualified Lenders
Schedule 1.01(b)	-	Guarantors
Schedule 1.01(c)	-	Immaterial Subsidiaries
Schedule 2.01(a)	-	Lenders and Commitments
Schedule 3.08	-	Subsidiaries
Schedule 3.18	-	Insurance
Schedule 3.19(a)	-	UCC Filing Offices
Schedule 3.20(a)	-	Owned Real Property
Schedule 3.20(b)	-	Leased Real Property
Schedule 6.01(a)	-	Existing Indebtedness
Schedule 6.02(a)	-	Existing Liens

EXHIBITS

Exhibit A	-	Form of Administrative Questionnaire
Exhibit B	-	Form of Affiliate Subordination Agreement
Exhibit C	-	Form of Assignment and Acceptance
Exhibit D	-	Form of Borrowing Request
Exhibit E	-	Form of Compliance Certificate
Exhibit F	-	Form of Guarantee and Collateral Agreement
Exhibit G	-	Form of Interest Election Request
Exhibit H	-	Form of Revolving Note
Exhibit I-1	-	Form of U.S. Tax Compliance Certificate
Exhibit I-2	-	Form of U.S. Tax Compliance Certificate
Exhibit I-3	-	Form of U.S. Tax Compliance Certificate
Exhibit I-4	-	Form of U.S. Tax Compliance Certificate

CREDIT AGREEMENT dated as of August 27, 2013 (this “Agreement”), among BOX, INC., a Delaware corporation (the “Borrower”), the Lenders (such term and each other capitalized term used but not defined in these introductory statements having the meaning given it in Article 1) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Lenders.

The Borrower has requested that the Lenders extend credit in the form of revolving Loans to the Borrower at any time and from time to time prior to the Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $100,000,000. The proceeds of the Loans are to be used by the Borrower solely to (a) on the date of the initial extension of credit hereunder, (i) consummate the Refinancing and (ii) pay the Transaction Costs and (b) from time to time for general corporate purposes of the Borrower and its Subsidiaries.

The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR Loan” or “ABR Borrowing” shall mean a Loan or a Borrowing consisting of Loans bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Entity” shall have the meaning assigned to such term in Section 6.04(g).

“Additional Credit Extension Amendment” shall mean an amendment to this Agreement (which may, at the option of the Administrative Agent, be in the form of an amendment and restatement of this Agreement) providing for any Incremental Commitments pursuant to Section 2.22, which shall be consistent with the applicable provisions of this Agreement and otherwise satisfactory to the parties thereto. Each Additional Credit Extension Amendment shall be executed by the Administrative Agent, the Loan Parties and the other parties specified in Section 2.22 (but not any other Lender). Any Additional Credit Extension Amendment may include conditions for delivery of opinions of counsel and other documentation consistent with the conditions in Sections 4.01 and/or 4.02, all to the extent reasonably requested by the Administrative Agent or the other parties to such Additional Credit Extension Amendment.

“Additional Lender” shall mean, at any time, any Person that is not an existing Lender and that agrees to provide any portion of any Incremental Commitments in accordance with Section 2.22 pursuant to an Additional Credit Extension Amendment;

provided that such Additional Lender shall be an Eligible Assignee with respect to the Commitments.

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves.

“Administrative Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that, for purposes of the definition of “Eligible Assignee” and Section 6.08 the term “Affiliate” shall also include any Person that directly or indirectly owns 5% or more of any class of Equity Interests of the Person specified or that is an officer or director of the Person specified.

“Affiliate Subordination Agreement” shall mean an Affiliate Subordination Agreement in the form of Exhibit B pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.

“Agents” shall have the meaning assigned to such term in Article 8.

“Aggregate Exposure” shall mean the aggregate amount of the Lenders’ Exposures.

“Aggregate Incremental Amount” shall mean, at any time, the aggregate principal amount of Incremental Loans incurred at or prior to such time (assuming all Incremental Commitments established at or prior to such time are fully drawn).

“Agreement” shall have the meaning assigned to such term in the introductory statement hereto.

“Agreement Value” shall mean, for each Hedging Agreement, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or the applicable Subsidiary would be required to pay if such Hedging Agreement was terminated on such date.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that, for the purpose of clause (c), the Adjusted LIBO Rate for any day shall be based on the rate determined on such day at approximately 11 a.m. (London time) by reference to the interest settlement rates set forth by (x) the British Bankers’ Association, (y) any successor service or entity that has been authorized by the U.K. Financial Conduct Authority to administer the London Interbank Offered Rate or (z) any service selected by the Administrative Agent that has been nominated by the relevant entity described in clause (x) or (y) of this proviso as an authorized information vendor for the purpose of displaying such rates. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“Anti-Terrorism Laws” shall have the meaning assigned to such term in Section 3.26.

“Applicable Margin” shall mean, for any day (a) with respect to any Eurodollar Loan, 3.00% per annum and (b) with respect to any ABR Loan, 2.00% per annum.

“Approved Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Arranger” shall mean Credit Suisse Securities (USA) LLC.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in the form of Exhibit C or such other form (including electronic documentation generated by MarkitClear or other electronic platform) as shall be approved by the Administrative Agent.

“Availability” shall mean, as of any time of determination, an amount equal to (a) the aggregate amount of Commitments in effect at such time minus (b) the Aggregate Exposure at such time.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.01.

“Borrower Notice” shall have the meaning assigned to such term in the definition of Real Estate Collateral Requirements.

“Borrowing” shall mean Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit D, or such other form as shall be approved by the Administrative Agent.

“Breakage Event” shall have the meaning assigned to such term in Section 2.15.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

A “Change in Control” shall be deemed to have occurred if (a) prior to a Qualified Public Offering (x) the Permitted Investors shall fail to own and control, directly or indirectly, beneficially and of record, shares representing at least 51% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower or (y) Aaron Levie and Dylan Smith shall together fail to own and control, directly or indirectly, beneficially and of record, shares representing at least 80% of the Equity Interests of the Borrower owned by them as of the Closing Date, (b) after a Qualified Public Offering, any “person” or “group” (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the date hereof), other than the Permitted Investors, shall own, directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower, (c) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time be occupied by persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated or (d) any change in control (or similar event, however denominated) with respect to the Borrower or any Subsidiary shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness to which the Borrower or any Subsidiary is a party.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule or regulation, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith by any Governmental Authority and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 9.08.

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is or is not an Extended Loan and, when used in reference to any Commitment, refers to whether such Commitment is or is not an Extended Commitment.

“Closing Date” shall mean August 27, 2013.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean the “Collateral” as defined in any Security Agreement and the “Mortgaged Property” as defined in any Mortgage.

“Collateral Agent” shall have the meaning assigned to such term in the introductory statements to this Agreement.

“Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Loans hereunder as is set forth on Schedule 2.01(a), or in the Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

“Commitment Period” shall mean the period from the Closing Date to but excluding the Termination Date.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall have the meaning assigned to such term in Section 9.01.

“Competitor” of the Borrower shall mean any entity or person in the business of content collaboration and/or Enterprise Content Management (ECM) that is deployed on premise, hybrid, or via a software as a service delivery model and shall specifically include, without limitation, DropBox, Inc., Citrix Systems, Inc., Microsoft Corporation, Google Inc., Accellion Inc., Egnyte, Inc., EMC Corporation, Alfresco Software, Inc., OpenText Corporation, International Business Machines Corporation, Oracle Corporation, Salesforce.com Inc., AirWatch, LLC, BigTinCan (BTC Dashboard), Soonr, Inc., Watchdox, Inc. and Apple Inc.

“Compliance Certificate” shall mean a compliance certificate in the form of Exhibit E.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Cost Sharing Agreement” shall mean that Cost Sharing Agreement, dated as of June 25, 2013, between the Borrower and Box Intl Technology Ltd.

“Credit Event” shall have the meaning assigned to such term in Section 4.01.

“Credit Facilities” shall mean the revolving credit and incremental facilities provided for by this Agreement.

“Credit Percentage” of any Lender at any time shall mean the percentage of the Total Commitment represented by such Lender’s Commitment. In the event the Commitments shall have expired or been terminated, the Credit Percentages shall be determined on the basis of the Commitments most recently in effect, giving effect to any subsequent assignments.

“Debtor Relief Laws” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean, subject to Section 2.21(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Disposition” shall mean, with respect to any Person, (a) the sale, transfer, license, lease or other disposition (by way of merger, casualty, condemnation or otherwise) of any property or asset of such Person (including, without limitation, any sale and leaseback transaction and the sale of any Equity Interest owned by such Person) to any other Person and (b) the issuance of Equity Interests by a subsidiary of such Person to any other Person.

“Disqualified Lender” shall have the meaning set forth on Schedule 1.01(a).

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the Maturity Date or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the first anniversary of the Maturity Date.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” shall mean all Subsidiaries other than Foreign Subsidiaries.

“Eligible Assignee” shall mean (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund of a Lender and (iv) any other Person (other than a natural person) with respect to whom all consents to assignment required hereunder (including under Section 9.04(b)(iii)) have been obtained; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates.

“Engagement Letter” shall mean the Engagement Letter dated July 2, 2013, between the Borrower and Credit Suisse Securities (USA) LLC.

“Environmental Laws” shall mean all former, current and future federal, state, local, supranational, and foreign laws (including statutory and common law), treaties, regulations, rules, ordinances, codes, decrees, injunctions, judgments, governmental restrictions or requirements, directives, orders (including consent orders), permits, and agreements in each case, relating to the indoor or outdoor environment, natural resources, human health and safety or the presence, Release of or exposure to pollutants, contaminants, wastes, chemicals or otherwise hazardous materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling, disposal or handling of, or the arrangement for such activities, with respect to any pollutants, contaminants, wastes, chemicals or otherwise hazardous materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, indemnities, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether known or unknown, actual or potential, vested or unvested, or contingent or otherwise, arising out of or relating to (a) any Environmental Law, (b) the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling, disposal or handling of, or the arrangement for such activities, with respect to any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the presence or Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code. For the avoidance of doubt, when any provision of this Agreement relates to a past event or period of time, the term “ERISA Affiliate” includes any person who was, as to the time of such past event or period of time, an “ERISA Affiliate” within the meaning of the preceding sentence.

“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan, (c) a determination that any Plan is or is reasonably expected to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA (other than non-delinquent premiums payable to the PBGC under Sections 4006 and 4007 of ERISA), (f) the termination, or the filing of a notice of intent to terminate, any Plan pursuant to Section 4041(c) of ERISA, (g) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (h) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA, (i) conditions contained in Section 303(k)(1)(A) of ERISA for imposition of a lien shall have been met with respect to any Plan, (j) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “reorganization” (within the meaning of Section 4241 of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA), (k) the occurrence of a non-exempt “prohibited transaction” with respect to which the

Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or a “party in interest” (within the meaning of Section 406 of ERISA) or with respect to which the Borrower, any such Subsidiary or their respective ERISA Affiliates could otherwise be liable, (l) any Foreign Benefit Event or (m) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower or any Subsidiary.

“Eurodollar Loan” or “Eurodollar Borrowing” shall mean a Loan or a Borrowing consisting of Loans bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Events of Default” shall have the meaning assigned to such term in Section 7.01.

“Evidence of Flood Insurance” shall have the meaning assigned to such term in the definition of Real Estate Collateral Requirements.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Swap Obligations” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) (after giving effect to any keepwell guarantee or other support agreement) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean, any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.20(a)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.19, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.19(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order” shall have the meaning assigned to such term in Section 3.26.

“Existing Debt” shall mean any and all outstanding principal, accrued interest and fees under (i) that certain Loan and Security Agreement by and between the Borrower and Hercules Technology Growth Capital, Inc., dated as of August 23, 2011, as amended on March 28, 2012 and (ii) that certain Loan and Security Agreement by and between the Borrower and Hercules Technology Growth Capital, Inc., dated as of March 28, 2012, as amended on June 13, 2012.

“Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Loans of such Lender.

“Extended Commitment” shall mean any Class of Commitments the maturity of which shall have been extended pursuant to Section 2.23.

“Extended Loans” shall mean any Loans made pursuant to the Extended Commitments.

“Extension” shall have the meaning assigned to such term in Section 2.23(a).

“Extension Offer” shall have the meaning assigned to such term in Section 2.23(a).

“FATCA” shall mean Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable) and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fees” shall mean the Commitment Fees and the Administrative Agent Fees.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Flood Laws” shall have the meaning assigned to such term in the definition of Real Estate Collateral Requirements.

“Foreign Benefit Event” shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability in excess of $5,000,000 by the Borrower or any Subsidiary under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable law and that has resulted or could reasonably be expected to result in the incurrence of any liability by the Borrower or any of the Subsidiaries, or the imposition on the Borrower or any of the Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case in excess of $5,000,000.

“Foreign Lender” shall mean (a) with respect to a Borrower that is a U.S. Person, a Lender that is not a U.S. Person and (b) with respect to a Borrower that is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Pension Plan” shall mean any benefit plan that under applicable law other than the laws of the United States or any political subdivision thereof, is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Subsidiary” shall mean any Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code (and any subsidiary of such person).

“GAAP” shall mean United States generally accepted accounting principles applied on a basis consistent with the financial statements referenced in Section 4.02(j).

“Governmental Authority” shall mean any federal, state, local, supranational or foreign court or governmental agency, registry, authority, instrumentality or regulatory body.

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such

Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement, in the form of Exhibit F, among the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

“Guarantor” shall mean each wholly-owned Domestic Subsidiary listed on Schedule 1.01(b), and each other wholly-owned Domestic Subsidiary that is or becomes a party to the Guarantee and Collateral Agreement.

“Hazardous Materials” shall mean (a) any petroleum products, derivatives or byproducts and all other hydrocarbons, coal ash, radon gas, lead, asbestos and asbestos-containing materials, toxic mold, urea formaldehyde foam insulation, polychlorinated biphenyls, infectious or medical wastes and chlorofluorocarbons and all other ozone-depleting substances, (b) any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics or (c) any substance, waste or material that is prohibited, limited or regulated by or pursuant to or which can form the basis for liability under any Environmental Law.

“Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Immaterial Subsidiaries” shall mean one or more Subsidiaries for which, (a) the assets of all such designated Subsidiaries constitute, in the aggregate, no more than 5% of the total assets of the Borrower and its Subsidiaries on a consolidated basis (determined as of the last day of the most recent fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b)), and (b) the revenues of such Subsidiaries, in the aggregate, account for no more than 5% of the total revenues of the Borrower and its Subsidiaries on a consolidated basis for the twelve-month period ending on the last day of the most recent fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b). The Borrower shall notify the Administrative Agent quarterly as to all Immaterial Subsidiaries as provided in Section 5.04(c). The Borrower may designate and re-designate a Subsidiary as an Immaterial Subsidiary at any time, subject to the terms set forth in this definition. As of the Closing Date, the Immaterial Subsidiaries are set forth on Schedule 1.01(c).

“Incremental Cap” shall mean $50,000,000.

“Incremental Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.22, to make an Incremental Loan to the Borrower.

“Incremental Lender” shall mean a Lender with an Incremental Commitment or an outstanding Incremental Loan.

“Incremental Loans” shall mean Loans made by one or more Incremental Lenders to the Borrower pursuant to their Incremental Commitments. Incremental Loans may only be made in the form of additional Loans.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person for the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) net obligations of such Person under any Hedging Agreements, valued at the Agreement Value thereof, (j) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests of such Person or any other Person or any warrants, rights or options to acquire such equity interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (k) all obligations of such Person as an account party in respect of letters of credit and (l) all obligations of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Information” shall have the meaning assigned to such term in Section 9.17.

“Intellectual Property” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Interest Election Request” shall mean a request by the Borrower in accordance with the terms of Section 2.10 and substantially in the form of Exhibit G or such other form as shall be approved by the Administrative Agent.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and (b) with respect to any Eurodollar Borrowing, the last day of the Interest Period applicable to such Borrowing and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one (1), two (2), three (3) or six (6) months thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c), end on the last Business Day of the calendar month at the end of such Interest Period and (c) no Interest Period for any Borrowing shall extend beyond the applicable Maturity Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” shall mean, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or Indebtedness or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of compliance with Section 6.04, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but (x) giving effect to any returns or distributions of capital or repayment of principal actually received in cash by such Person with respect thereto, whether by disposition, return on capital, dividend or otherwise or (y) in the case of any Investment by a Loan Party in any Foreign Subsidiary, as reduced by any cash payments received by such Loan Party from any Foreign Subsidiary pursuant to the Management and Services Agreement or the Cost Sharing Agreement.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended from time to time.

“IRS” shall mean the United States Internal Revenue Service.

“Latest Maturity Date” shall mean, at any time, the latest maturity or expiration date applicable to any Loan or Commitment (or, if so specified, applicable to the specified Loans or Commitments of the Class thereof) hereunder at such time.

“Lenders” shall mean (a) the Persons listed on Schedule 2.01(a) and (b) any Person that has become a party hereto as a Lender pursuant to an Assignment and Acceptance, Additional Credit Extension Amendment or otherwise in accordance with this Agreement, in each case other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the interest settlement rates for deposits in Dollars (as set forth by (a) the British Bankers’ Association, (b) any successor service or entity that has been authorized by the U.K. Financial Conduct Authority to administer the London Interbank Offered Rate or (c) any service selected by the Administrative Agent that has been nominated by the relevant entity described in clause (a) or (b) above as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent (including by reference to any applicable published market data) to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

“Lien” shall mean (a) with respect to any asset, (i) any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, deposit arrangement, encumbrance, charge, preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever in or on such asset and (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same effect as any of the foregoing) relating to such asset and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidity” shall mean, at any time of determination, the sum of (a) Availability at such time and (b) the amount of Unrestricted Cash at such time.

“Loans” shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01.

“Loan Documents” shall mean this Agreement, the Security Documents, the Notes and any other document executed in connection with the foregoing.

“Loan Parties” shall mean the Borrower and the Guarantors.

“Management and Services Agreement” shall mean a Management and Services Agreement between the Borrower and Box.com (UK) Ltd substantially in the form delivered to the Administrative Agent prior to the Closing Date.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, property or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, (b) the ability of the Borrower and the Guarantors, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights and remedies of or benefits available to the Lenders under the Loan Documents.

“Material Indebtedness” shall mean Indebtedness (other than the Loans) of any one or more of the Borrower or any Subsidiary in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the Agreement Value of such Hedging Agreement at such time.

“Maturity Date” shall mean August 27, 2015 (or, if such day is not a Business Day, the next preceding Business Day).

“Maximum Rate” shall have the meaning assigned to such term in Section 9.08.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Properties” shall mean, each parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12.

“Mortgages” shall mean the mortgages, deeds of trust, deeds to secure debt and other similar security documents delivered pursuant to Section 5.12, each in form and substance reasonably satisfactory to the Collateral Agent and the Borrower.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” shall mean (a) with respect to any Disposition, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including broker’s fees or commissions, investment banking fees, legal fees, accountants’ fees, transfer and similar taxes and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any retained liabilities or liabilities under any indemnification obligations or purchase price adjustment associated with such Disposition (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness which is secured by the asset sold in such Disposition and which is required to be repaid with such proceeds (other than (x) Indebtedness hereunder and (y) any such Indebtedness assumed by the purchaser of such asset) and (b) with respect to any issuance of Equity Interests, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith.

“NFIP” shall have the meaning assigned to such term in the definition of Real Estate Collateral Requirements.

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Notes” shall mean any promissory notes evidencing the Loans, executed and delivered pursuant to Section 2.04(e) and in the form of Exhibit H.

“Obligations” shall mean (i) all principal of all Loans, all interest (including Post-Petition Interest) on such Loans and all other amounts now or hereafter payable by the Borrower pursuant to the Loan Documents and (ii) all obligations of a Loan Party to any Qualified Counterparty under any Secured Hedging Agreements, excluding in the case of this clause (ii), the Excluded Swap Obligations.

“OFAC” shall have the meaning assigned to such term in Section 3.24.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under or engaged in any other transaction pursuant to or enforced any Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, property, excise, mortgage, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, recording, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.20(a)).

“Participant” shall have the meaning assigned to such term in Section 9.04(d).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(d).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Exhibit E to the Guarantee and Collateral Agreement.

“Permitted Acquisition” shall have the meaning assigned to such term in Section 6.04(g).

“Permitted Investments” shall mean:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of issuance thereof;

(b) investments in commercial paper maturing within 270 days from the date of issuance thereof and having, at such date of acquisition, a rating of at least “Prime 1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “Prime 1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

(e) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above; and

(f) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“Permitted Investors” shall mean (a) Aaron Levie, (b) Dylan Smith, (c) Dan Levin, (d) Andreessen Horowitz, (e) Bessemer Venture Partners, (f) Coatue Management, (g) Draper Fisher Jurvetson, (h) Emergence Capital Partners, (i) General Atlantic Partners, (j) Hercules Technology Growth Capital, (k) Intel Capital, (l) Meritech Capital, (m) New Enterprise Associates, (n) SAP Ventures, (o) Scale Venture Partners, (p) The Social+Capital Partnership, (q) U.S. Venture Partners, (r) any other Person that is reasonably acceptable to the Administrative Agent and that becomes a holder of voting common or preferred Equity Interests of the Borrower on or prior to the date that is 90 days after the Closing Date and (s) any Affiliate of any of the foregoing (other than any portfolio company thereof).

“Permitted Refinancing” shall mean, with respect to any Person, any refinancing, refunding, renewal or extension or similar modification of any Indebtedness of such Person (the “Refinanced Indebtedness”); provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness except by an amount equal to any interest capitalized with, any premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a weighted average life to maturity equal to or longer than the weighted average life to maturity of, the Refinanced Indebtedness, (c) if the Refinanced Indebtedness is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable, taken as a whole, to the Lenders as those contained in the documentation governing the Refinanced Indebtedness, (d) at the time thereof, no Default or Event of Default shall have occurred and be continuing, (e) if the Refinanced Indebtedness is secured, the terms and conditions relating to collateral of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties than the terms and conditions with respect to the Collateral of the Refinanced Indebtedness, taken as a whole (and the Liens on any Collateral securing any such modified, refinanced, refunded, renewed or extended Indebtedness shall have the same (or lesser) priority as the Refinanced Indebtedness relative to the Liens on the Collateral securing the Obligations), (f) the terms and conditions (excluding any subordination, pricing, fees, rate floors, discounts, premiums and optional prepayment or redemption terms) of such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, shall not be materially less favorable to the Loan Parties than the Refinanced Indebtedness, except for covenants or other provisions applicable only to periods after the Latest Maturity Date and (g) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor on the Refinanced Indebtedness.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) that is covered by Section 4021 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is or, if such plan were terminated under Section 4069 of ERISA, would be, deemed to be an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.01.

“Post-Petition Interest” shall mean any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more of the Loan Parties (or would accrue but for the operation of applicable Debtor Relief Laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

“Prime Rate” shall mean the rate of interest per annum determined from time to time by Credit Suisse AG as its prime rate in effect at its principal office in New York City and notified to the Borrower. The prime rate is a rate set by Credit Suisse AG based upon various factors including Credit Suisse AG’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate.

“Public Lender” shall have the meaning assigned to such term in Section 9.01.

“Qualified Capital Stock” of any Person shall mean any Equity Interest of such Person that is not Disqualified Stock.

“Qualified Counterparty” shall mean, with respect to any Hedging Agreement, any counterparty thereto that, at the time such Hedging Agreement was entered into, was a Lender, the Administrative Agent, the Arranger or any of their respective Affiliates.

“Qualified Public Offering” shall mean the initial underwritten public offering of common Equity Interests of the Borrower pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act that results in at least $175,000,000 of Net Cash Proceeds to the Borrower.

“Real Estate Collateral Requirements” shall mean the requirement with respect to the Mortgaged Properties as required by Section 5.12, that the Collateral Agent shall have received a Mortgage for each Mortgaged Property in form and substance reasonably acceptable to the Collateral Agent and suitable for recording or filing, together with, with respect to each Mortgage, the following documents: (a) a fully paid policy of title insurance (or “pro forma” or marked up commitment having the same effect of a title insurance policy) (i) in form and substance reasonably acceptable to the Collateral Agent insuring the Lien of the Mortgage encumbering such property as a valid first priority Lien, (ii) in an amount reasonably satisfactory to the Collateral Agent, (iii) issued by a nationally recognized title insurance company reasonably satisfactory to the Collateral Agent (the “Title Company”) and (iv) that includes (A) such coinsurance and direct access reinsurance as the Collateral Agent may reasonably deem necessary or desirable and (B) such endorsements or affirmative insurance reasonably required by the Collateral Agent and available in the applicable jurisdiction (including, without limitation, endorsements on matters relating to usury, first loss, last dollar, zoning, revolving credit, doing business, variable rate, address, separate tax lot, subdivision, tie in or cluster, contiguity, access and so-called comprehensive coverage over covenants and restrictions), (b) with respect to any property located in any jurisdiction in which a zoning endorsement is not available (or for which a zoning endorsement is not available at a premium that is not excessive), if requested by the Collateral Agent, a zoning compliance letter from the applicable municipality or a zoning report from Planning and Zoning Resource Corporation (or another person acceptable to the Collateral Agent, in each case reasonably satisfactory to the Collateral Agent, (c) upon the request of the Collateral Agent, a survey certified to Collateral Agent and the Title Company in form and substance reasonably satisfactory to the Collateral Agent, (d) upon the request of the Collateral Agent, an appraisal complying with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, by a third-party appraiser selected by the Collateral Agent, (e) an opinion of local counsel reasonably acceptable to the Collateral Agent and in form and substance reasonably satisfactory to the Collateral Agent, (f) if requested by any Lender, no later than three (3) Business Days prior to the delivery of the Mortgage, the following documents and instruments, in order to comply with the National Flood Insurance Reform Act of 1994 and related legislation (including the regulations of the Board of Governors of the Federal Reserve System) (“Flood Laws”): (1) a completed standard flood hazard determination form, (2) if the improvement(s) to the improved real property is located in a special flood hazard area, a notification to the Borrower (“Borrower Notice”) and, if applicable, notification to the Borrower that flood insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community does not participate in the NFIP, (3) documentation evidencing the Borrower’s receipt of the Borrower Notice and (4) if the Borrower Notice is required to be given and flood insurance is available in the community in which the property is located, a copy of the flood insurance policy, the Borrower’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to the Collateral Agent (any of the foregoing being “Evidence of Flood Insurance”), (g) upon the reasonable request of the Collateral Agent, Phase I environmental site assessment reports prepared in accordance with the current ASTM E1527 standard (“Phase Is”) (to the extent not already provided) and reliance letters for such Phase Is (which Phase Is and reliance letters shall be in form and substance reasonably acceptable to the Collateral Agent) and any other environmental information as the Collateral Agent shall reasonably request and (h) such other instruments and documents (including consulting engineer’s reports and lien searches) as the Collateral Agent shall reasonably request.

“Recipient” shall mean (a) the Administrative Agent and (b) any Lender, as applicable.

“Refinancing” shall mean the repayment in full and the termination of any commitment to make extensions of credit under the Existing Debt.

“Register” shall have the meaning assigned to such term in Section 9.04(c).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective officers, directors, employees, agents, advisors, representatives, controlling persons, members, successors and permitted assigns of such Person and such Person’s Affiliates.

“Release” shall mean any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, pumping, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor environment, including the air, soil and ground and surface water or into, through, within or upon any building, structure, facility or fixture.

“Required Lenders” shall mean, at any time, Lenders having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding and unused Commitments at such time; provided that the Loans and unused Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.

“Resignation Effective Date” shall have the meaning assigned to such term in Section 8.06.

“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Subsidiary.

“Restricted Subsidiary” shall mean any Subsidiary other than an Immaterial Subsidiary.

“S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto.

“SEC” shall mean the Securities and Exchange Commission.

“Secured Hedging Agreement” shall mean any Hedging Agreement entered into by a Loan Party and a Qualified Counterparty.

“Secured Parties” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean the Mortgages, the Guarantee and Collateral Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12.

“Solvent” shall mean, (a) the sum of the liabilities (including contingent liabilities) of the Borrower and the Restricted Subsidiaries, on a consolidated basis, does not exceed the fair value of the present assets of the Borrower and the Restricted Subsidiaries, on a consolidated basis, (b) the present fair saleable value of the assets of the Borrower and the Restricted Subsidiaries, on a consolidated basis, is greater than the total amount that will be required to pay the probable liabilities (including contingent liabilities) of the Borrower and the Restricted Subsidiaries as they become absolute and matured, (c) the capital of the Borrower and the Restricted Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on the determination date, (d) the Borrower and the Restricted Subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts or liabilities, including current obligations beyond their ability to pay such debts or other liabilities as they become due (whether at maturity or otherwise) and (e) the Borrower and its Restricted Subsidiaries, on a consolidated basis, are “solvent” within the meaning given to that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean any subsidiary of the Borrower.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act (including without limitation any Secured Hedging Agreement).

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees, charges or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” shall mean the earlier to occur of (a) the Latest Maturity Date and (b) the date on which the Commitments hereunder are terminated or expire.

“Title Company” shall have the meaning assigned to such term in the definition of Real Estate Collateral Requirements.

“Total Commitment” shall mean, at any time, the aggregate amount of the Commitments as in effect at such time. The initial Total Commitment is $100,000,000.

“Transaction Costs” shall mean the fees, costs and expenses incurred in connection with the Transactions.

“Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are, or will be, a party and the making of the Borrowings hereunder, (b) the repayment of all amounts due or outstanding under or in respect of, and the termination of, the Existing Debt and (c) the payment of related fees and expenses.

“Type” when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

“Unfunded Pension Liability” shall mean, with respect to any Plan at any time, the amount of any of its unfunded benefit liabilities as defined in Section 4001(a)(18) of ERISA.

“Unrestricted Cash” shall mean, as of any date of determination, the amount (without duplication) of unrestricted cash and Permitted Investments of the Borrower and the Restricted Subsidiaries that is in deposit accounts or in securities accounts, or any combination thereof, that are Controlled Deposit Accounts (as defined in the Guarantee and Collateral Agreement) or Controlled Securities Accounts (as defined in the Guarantee and Collateral Agreement), as applicable.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 2.19(f).

“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such Person or one or more wholly owned subsidiaries of such Person or by such Person and one or more wholly owned subsidiaries of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean any Loan Party and the Administrative Agent.

Section 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall,” and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document or any other agreement, instrument or document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, but only to the extent that such amendment, restatements, supplements or modifications are not prohibited by this Agreement, (b) references to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, (c) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any provision of this Agreement or the other Loan Documents to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend any provision of this Agreement or the other Loan Documents) regardless of whether any such notice is given before or after such change in GAAP, then such provision shall be interpreted on the basis of GAAP in effect immediately before the relevant change in

GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower and the Required Lenders and (d) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) in a manner such that the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of proposed Accounting Standards Update (ASU) Leases (Topic 840) issued August 17, 2010.

Section 1.03. Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).

ARTICLE 2

THE CREDITS

Section 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower, at any time and from time to time during the Commitment Period in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Exposure exceeding such Lender’s Commitment. Within the limits set forth in the preceding sentence and subject to the terms and conditions set forth herein, amounts repaid or prepaid in respect of Loans may be reborrowed under this Section 2.01.

Section 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $3,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

(b) Subject to Sections 2.08 and 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided further that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than five (5) Eurodollar Borrowings outstanding hereunder at any time.

(c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d) Unless the Administrative Agent shall have received notice from a Lender (i) in the case of a Eurodollar Loan, prior to the date of any Borrowing and (ii) in the case of an ABR Loan prior to 1:00 p.m., New York City time, on the date of any Borrowing, in either case that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (A) in the case of the Borrower, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (B) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

(e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03. Borrowing Procedure. In order to request a Borrowing, the Borrower shall notify the Administrative Agent of such request in writing or by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City time, three (3) Business Days before a proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 12:00 (noon), New York City time, on the date of the proposed Borrowing. Each such notice shall be irrevocable, and any telephonic notice shall be confirmed promptly by delivery of a written Borrowing Request and shall specify the following information: (i) whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s pro rata share of the requested Borrowing.

Section 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall, in accordance with its customary practice, maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof and, if applicable, the Interest Period applicable thereto, the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (ii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

(e) Any Lender may request that Loans made by it hereunder be evidenced by a Note. In such event, the Borrower shall execute and deliver to such Lender a Note payable to such Lender and its registered assigns. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a Note, the interests represented by such Note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more Notes payable to the payee named therein or its registered assigns.

Section 2.05. Fees. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to 0.50% per annum on the daily unused amount of the Commitment of such Lender during the preceding quarter (or other period commencing with the date hereof or ending with the Maturity Date or the date on which the Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Engagement Letter at the times and in the amounts specified therein (the “Administrative Agent Fees”).

(c) The Borrower agrees to pay on the Closing Date to each Lender party to this Agreement on the Closing Date, as compensation for the Commitment of such Lender, a closing fee in an amount equal to 0.50% of the stated principal amount of such Lender’s Commitment. Such fees shall be payable by the Borrower to each Lender on the Closing Date. Such closing fees will be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter.

(d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, at all times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.

(b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

(c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.07. Default Interest. If the Borrower shall default in the payment of any principal of or interest on any Loan or any other amount due hereunder or under any other Loan Document, by acceleration or otherwise, then, until such defaulted amount shall have been paid in full or such default is waived, to the extent permitted by law, all such overdue amounts shall bear interest (after as well as before judgment), payable on demand, (i) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (ii) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days at all times) equal to the rate that would be applicable to an ABR Loan plus 2.00% per annum.

Section 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that (a) Dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, (b) the rates at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to the majority of Lenders of making or maintaining Eurodollar Loans during such Interest Period or (c) reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or Section 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

Section 2.09. Termination and Reduction of Commitments. (a) Unless previously extended pursuant to Section 2.23, the Commitments shall automatically terminate on the Maturity Date. Each Class of Extended Commitments shall automatically terminate on the date specified in the applicable Additional Credit Extension Amendment.

(b) Upon at least three (3) Business Days’ prior irrevocable written or telephone notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments (any such telephone notice shall be confirmed promptly by delivery of written notice thereof); provided that (i) each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000, (ii) the Total Commitment shall not be reduced to an amount that is less than the Aggregate Exposure at the time and (iii) any such termination or reduction notice may state that such notice is conditioned upon the effectiveness of other financing arrangements, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(c) Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The

Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

Section 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon written or telephonic notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, on the date of conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 12:00 (noon), New York City time, three (3) Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period and (c) not later than 12:00 (noon), New York City time, three (3) Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

(i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Borrowing of such Lender resulting from such conversion and reducing the Borrowing (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

(iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.15;

(v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

(vi) any portion of a Eurodollar Borrowing that cannot be continued as a Eurodollar Borrowing by reason of the immediately preceding clause (v) shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and

(vii) after the occurrence and during the continuance of an Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

Each such telephonic notice shall be irrevocable and shall be confirmed promptly by delivery of an Interest Election Request pursuant to this Section 2.10 and shall specify (a) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (b) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (c) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (d) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s pro rata share of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into an ABR Borrowing.

Section 2.11. Voluntary Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed by written notice) in the case of Eurodollar Loans, or written notice (or telephonic notice promptly confirmed by written notice) at least one (1) Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 12:00 (noon), New York City time; provided that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $3,000,000.

(b) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other financing arrangements, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent prior to 12:00 (noon) on the specified effective date) if such condition is not satisfied; provided further that the provisions of Section 2.15 shall apply with respect to any such revocation or extension. All prepayments under this Section 2.11 shall be subject to Section 2.15 but otherwise without premium or penalty. All prepayments under this Section 2.11 (other than prepayments of ABR Loans that are not made in connection with the termination or permanent reduction of the Commitments) shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

Section 2.12. Mandatory Prepayments. (a) In the event of any termination of all the Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Borrowings. If, after giving effect to any partial reduction of the Commitments or at any other time, the Aggregate Exposure would exceed the Total

Commitment, then the Borrower shall, on the date of such reduction or at such other time, repay or prepay Borrowings in an amount sufficient to eliminate such excess.

(b) Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.12 shall be subject to Section 2.15, but shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment (other than prepayments of ABR Loans that are not made in connection with the termination or permanent reduction of the Commitments).

Section 2.13. Increased Costs; Capital Adequacy. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate);

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Loan or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise) then the Borrower will pay to such Lender or such other Recipient, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender shall have determined that any Change in Law regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity) then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender or such other Recipient setting forth the amount or amounts necessary to compensate such Lender or such other Recipient or the holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. Any such certificate shall set forth in reasonable detail a calculation of the amount owed. The Borrower shall pay such Lender or such other Recipient the amount shown as due on any such certificate delivered by it within ten (10) days after its receipt of the same.

(d) Failure or delay on the part of any Lender or other such Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such other Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender or other such Recipient under paragraph (a) or (b) above pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or other such Recipient’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6) month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.14. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

(b) For purposes of this Section 2.14, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

Section 2.15. Breakage. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error.

Section 2.16. Pro Rata Treatment. Except as otherwise expressly provided herein, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount.

Section 2.17. Sharing of Setoffs. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section 2.17 shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Commitments to any assignee or participant, other than to the Borrower or any of its Affiliates (as to which the provisions of this Section 2.17 shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

Section 2.18. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document not later than 2:00 p.m., New York City time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Each such payment shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010. The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

(b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

Section 2.19. Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law

(as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.19) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Loan Parties. The Borrower shall, and shall cause the other Loan Parties to, jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.19) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.19, such Loan

Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.19(f)(ii)(A), 2.19(f)(ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the

Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.19 (including by the payment of additional amounts pursuant to this Section 2.19), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.19 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes imposed on the receipt of such refund) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.19 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.20. Assignment of Commitments under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.13, (ii) any Lender delivers a notice described in Section 2.14, (iii) the Borrower is required to pay any Indemnified Taxes or additional amounts with respect thereto to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.19, (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders or from all affected Lenders and such amendment, waiver or other modification is consented to by the Required Lenders or (v) any Lender becomes a Defaulting Lender, then, in each case, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such assigned obligations (and, with respect to clause (iv) above, shall consent to such requested amendment, waiver or other modification); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, and (y) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, plus all Fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Sections 2.13, 2.15 and 2.19); provided further that if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.13, notice under Section 2.14 or the amounts paid pursuant to Section 2.19, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, cease to have the consequences specified in Section 2.14 or cease to result in amounts being payable under Section 2.19, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.13 in respect of such circumstances or event, shall withdraw its notice under Section 2.14 or shall waive its right to further payments under Section 2.19 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.20(a).

(b) If (i) any Lender shall request compensation under Section 2.13, (ii) any Lender delivers a notice described in Section 2.14 or (iii) the Borrower is required to pay any Indemnified Taxes or additional amount with respect thereto to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.19, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) except in the case of a requirement to pay Indemnified Taxes or additional amounts with respect thereto pursuant to Section 2.19, to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights (other than its existing rights to payments pursuant to Section 2.13 or Section 2.19) and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.13 or Section 2.19 enable it to withdraw its notice pursuant to Section 2.14 or would reduce amounts payable pursuant to Section 2.19, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

Section 2.21. Defaulting Lender. (a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.01 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.21(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such Commitment Fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral of such Lender), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their Credit Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.22. Incremental Facilities. (a) The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Commitments in an amount such that, after giving effect thereto, the Aggregate Incremental Amount does not exceed the Incremental Cap. Such notice shall set forth (i) the amount of the Incremental Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000) and (ii) the date on which such Incremental Commitments are requested to become effective (which shall not be less than ten (10) Business Days nor more than sixty (60) days after the date of such notice (or such longer or shorter periods as the Administrative Agent shall agree)). The Borrower may seek Incremental Commitments from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) or, to the extent that existing Lenders do not agree to provide Incremental Commitments in the amount requested, any Additional Lender.

(b) It shall be a condition precedent to the effectiveness of any Incremental Commitment that (i) no Default or Event of Default shall have occurred and be continuing immediately prior to or immediately after giving effect to such Incremental Commitment, (ii) the representations and warranties set forth in Article 3 and in each other Loan Document shall be true and correct in all material respects on and as of the date such Incremental Commitments become effective, (iii) immediately after the effectiveness of such Incremental Commitment, Liquidity shall equal or exceed $30,000,000 and (iv) the terms of such Incremental Commitments and the Incremental Loans thereunder shall comply with Section 2.22(c).

(c) Each Incremental Commitment (and the Incremental Loans thereunder) shall be implemented as an increase to the Total Commitments and shall be on terms identical to the existing Commitments (and the Loans thereunder).

(d) In connection with any Incremental Commitments, the Borrower, the Administrative Agent and each applicable Incremental Lender shall execute and deliver to the Administrative Agent an Additional Credit Extension Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Commitment of each Incremental Lender. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Additional Credit Extension Amendment. Any Additional Credit Extension Amendment may, without consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.22, and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Class or tranche, in each case on terms consistent with this Section 2.22. If, on the date of such increase, there are any Loans outstanding, such Loans shall upon the effectiveness of such Incremental Commitment be prepaid from the proceeds of additional Loans made hereunder so that the Loans are thereafter held by the Lenders according to their Credit Percentages (after giving effect to the increase in Commitments), which prepayment shall be accompanied by accrued interest on the Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.15. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

Section 2.23. Amend and Extend Transactions. (a) The Borrower may, by written notice to the Administrative Agent from time to time, request (each, an “Extension”) of the Maturity Date of any Class of Loans and Commitments to the extended maturity date specified in such notice; provided that in no event shall more than three different maturity dates be applicable to Loans and Commitments hereunder. Such notice shall set forth (i) the amount of the applicable Class of Commitments to be extended (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000), (ii) the date on which such Extension is requested to become effective (which shall be not less than ten (10) Business Days nor more than sixty (60) days after the date of such Extension (or such longer or shorter periods as the Administrative Agent shall agree)) and (iii) identifying the relevant Class of Commitments to which such Extension relates. Each Lender of the applicable Class shall be offered (an “Extension Offer”) an opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions as each other Lender of such Class pursuant to procedures established by, or reasonably acceptable to, the Administrative Agent. If the aggregate principal amount of Commitments (calculated on the face amount thereof) in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Commitments requested to be extended by the Borrower pursuant to such Extension Offer, then the Commitments of Lenders of the applicable Class shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer.

(b) It shall be a condition precedent to the effectiveness of any Extension that (i) no Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Extension, (ii) the representations and warranties set forth in Article 3 and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Extension and (iii) the terms of such Extended Commitments shall comply with Section 2.23(c).

(c) The terms of each Extension shall be determined by the Borrower and the applicable extending Lender and set forth in an Additional Credit Extension Amendment; provided that (i) the final maturity date of any Extended Commitment shall be no earlier than the Maturity Date, (ii) there shall be no scheduled amortization of the Extended Commitments, (iii) the Extended Loans will rank pari passu (or more junior) in right of payment and with respect to security with the existing Loans and the borrower and guarantors of the Extended Commitments shall be the same as the borrower and guarantors with respect to the existing Loans, (iv) the interest rate margin, rate floors, fees, original issue discounts and premiums applicable to any Extended Commitment (and the Extended Loans thereunder) shall be determined by the Borrower and the applicable extending Lender and (v) to the extent the terms of the Extended Commitments are inconsistent with the terms set forth herein (except as set forth in clause (i) through (iv) above), such terms shall be reasonably satisfactory to the Administrative Agent.

(d) In connection with any Extension, the Borrower, the Administrative Agent and each applicable extending Lender shall execute and deliver to the Administrative Agent an Additional Credit Extension Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extension. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension. Any Additional Credit Extension Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to implement the terms of any such Extension Offer, including any amendments necessary to establish Extended Commitments as a new Class or tranche of Commitments and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Class or tranche (including to preserve the pro rata treatment of the extended and non-extended Classes or tranches), in each case on terms consistent with this Section 2.23).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders on the Closing Date and on each other date contemplated by Article 4 that:

Section 3.01. Organization; Powers. The Borrower and each of the Restricted Subsidiaries (a) is duly organized and/or established, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its organization or establishment, as applicable, (b) has all requisite power and authority to own its material property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

Section 3.02. Authorization. The Transactions (a) have been duly authorized by all requisite corporate and, if required, stockholder action of the Borrower and each other Loan Party and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation, partnership agreement or other constitutive documents or by-laws of the Borrower or any Restricted Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any Restricted Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with the giving of notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Restricted Subsidiary (other than any Lien created hereunder or under the Security Documents).

Section 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.

Section 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority or third party is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of the Mortgages and (c) such as have been made or obtained and are in full force and effect.

Section 3.05. Financial Statements. The Borrower has, heretofore, delivered to the Lenders (a) the consolidated balance sheets and related statements of income, stockholder’s equity and cash flows of the Borrower and its consolidated Subsidiaries as of and for (i) the fiscal years ended December 31, 2011 and January 31, 2013, audited by and accompanied by the opinion of Ernst & Young LLP, independent public accountants, and (ii) the fiscal quarter and the portion of the fiscal year ended April 30, 2013, unaudited and certified by its chief financial officer and (b) consolidated statements of income, stockholder’s equity and cash flows of the Borrower and its consolidated Subsidiaries as and for the period from January 1, 2012 through and including January 31, 2012, audited by and accompanied by the opinion of Ernst & Young LLP, independent public accountants. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof that are required to be disclosed on financial statements prepared in accordance with GAAP. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.

Section 3.06. No Material Adverse Effect. No event or circumstance has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

Section 3.07. Title to Properties; Possession under Leases. (a) Each of the Borrower and the Restricted Subsidiaries has good and marketable title to, valid leasehold interests in, or easements, licenses or other limited property interests in, all its properties that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, free and clear of all Liens (other than Liens permitted by Section 6.02).

(b) Each of the Borrower and the Restricted Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. To the Borrower’s knowledge, each of the Borrower and the Restricted Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

(c) As of the Closing Date, (i) no real property or other assets material to the Borrower and its Restricted Subsidiaries is affected by any fire or other casualty (whether or not covered by insurance) and (ii) the Borrower has not received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding (or any sale or disposition thereof in lieu of condemnation) affecting any real property or other assets material to the Borrower or its Restricted Subsidiaries.

Section 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of the Borrower therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and nonassessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents and nonconsensual Liens permitted by Section 6.02).

Section 3.09. Litigation; Compliance with Laws. (a) There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Restricted Subsidiary or any business, property or rights of any such Person (i) that involve any Loan Document or the Transactions or (ii) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) None of the Borrower or any of the Restricted Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where, in each case, such violation or default has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) Certificates of occupancy and permits are in effect for each Mortgaged Property as currently constructed, and true and complete copies of such certificates of occupancy have been delivered to the Collateral Agent as mortgagee with respect to each Mortgaged Property.

Section 3.10. Agreements. (a) None of the Borrower or any of the Restricted Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(b) None of the Borrower or any of the Restricted Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default has resulted or could reasonably be expected to result in a Material Adverse Effect.

Section 3.11. Federal Reserve Regulations. (a) None of the Borrower or any of the Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X.

Section 3.12. Investment Company Act. None of the Borrower or any Restricted Subsidiary is required to register as an “investment company,” as defined in the Investment Company Act.

Section 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans (other than Incremental Loans) only for the purposes specified in the introductory statement to this Agreement.

Section 3.14. Taxes. Each of the Borrower and the Restricted Subsidiaries has filed or caused to be filed all U.S. federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all Taxes due and payable by it and all assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or the applicable Restricted Subsidiary, as applicable, shall have set aside on its books adequate reserves.

Section 3.15. No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Administrative Agent or any Lender, taken as a whole, in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained any material misstatement of fact or omitted, as of the date so furnished, to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents and warrants only that it acted in good faith and utilized reasonable assumptions (based upon accounting principles consistent with the historical audited financial statements of the Borrower) and due care in the preparation of such information, report, financial statement, exhibit or schedule.

Section 3.16. Employee Benefit Plans.

(a) With respect to each employee benefit plan as defined in Section 3(3) of ERISA, the Borrower, the Restricted Subsidiaries and their respective ERISA Affiliates are in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, has resulted or could reasonably be expected to result in a Material Adverse Effect. There exists no Unfunded Pension Liability with respect to any Plans that could reasonably be expected to result in a Material Adverse Effect.

(b) Each Foreign Pension Plan is in compliance with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, none of the Borrower, any Subsidiaries or any of their respective directors, officers, employees or agents has engaged in a transaction which would subject the Borrower or any Subsidiary, directly or indirectly, to a tax or civil penalty which has resulted or could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities with respect to such Foreign Pension Plans has not resulted or could not reasonably be expected to result in a Material Adverse Effect; the present value of the aggregate accumulated benefit liabilities of all such Foreign Pension Plans (based on those assumptions used to fund each such Foreign Pension Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $5,000,000 the fair market value of the assets of all such Foreign Pension Plans.

Section 3.17. Environmental Matters. (a) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any of the Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect: (i) each Mortgaged Property is and has been in compliance with all Environmental Law and has obtained, maintained and complied with any permit, license or other approval required under any Environmental Law, (ii) there are no Environmental Liabilities that have arisen or exist in connection with or in any way relating to any of the Mortgaged Property and (iii) none of the Borrower or any of the Subsidiaries knows of any basis for any Environmental Liability in connection with or in any way relating to any of the Mortgaged Property.

(c) There has been no environmental investigation, study, audit, test, review or other analysis conducted that is within the possession, custody or control of the Borrower or any of the Subsidiaries in relation to the current or prior business the Borrower or any Subsidiary or any property or facility now or previously owned, leased or operated by the Borrower or any Subsidiary, including the Mortgaged Properties, which has not been delivered to the Lenders at least five days prior to the date hereof.

(d) For purposes of this Section, the terms “Borrower” and “Restricted Subsidiary” shall include any business or business entity which is, in whole or in part, a predecessor of the Borrower or any Restricted Subsidiary.

Section 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by the Borrower for its Restricted Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Restricted Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

Section 3.19. Security Documents. (a) The Guarantee and Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof and (i) when the Collateral that is required to be delivered to the Collateral Agent pursuant to the Guarantee and Collateral Agreement is so delivered, the Lien created under Guarantee and Collateral Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral, in each case prior and superior in right to any other Person, to the extent a Lien on such Collateral may be perfected by possession, and (ii) when the financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee and Collateral Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Collateral described in such statements (other than Intellectual Property), in each case prior and superior in right to any other Person, in each case, to the extent a lien on such Collateral may be perfected by filing a financing statement, other than with respect to Liens expressly permitted by Section 6.02.

(b) Upon the recordation of the Guarantee and Collateral Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Borrower and the Collateral Agent) with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the date hereof).

(c) Each Mortgage is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable first priority Lien on all of the applicable Loan Party’s right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgage is filed in the office notified in writing by the Borrower to the Collateral Agent, such Mortgage shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of such Loan Party in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02.

Section 3.20. Location of Real Property and Leased Premises. (a) Schedule 3.20(a) lists completely and correctly as of the Closing Date all real property owned by the Borrower and the Restricted Subsidiaries and the addresses thereof.

(b) Schedule 3.20(b) lists completely and correctly as of the Closing Date each parcel of real property leased, subleased, licensed or sublicensed by the Borrower and the Restricted Subsidiaries, the address and the owner thereof, and the expiration date of the related lease, sublease, license or sublicense.

Section 3.21. Intellectual Property. The Borrower and each Restricted Subsidiary owns or is licensed to use all of its Intellectual Property material to its respective business, and neither the use thereof nor the conduct of their respective businesses infringes, misappropriates or otherwise violates the Intellectual Property rights of any other Person, except for any such infringements, misappropriations and other violations that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 3.22. Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Restricted Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters except where such violation could not reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any Restricted Subsidiary, or for which any claim may be made against the Borrower or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Restricted Subsidiary in all material respects. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Restricted Subsidiary is bound.

Section 3.23. Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and after giving effect to each Credit Event, the Borrower and its Restricted Subsidiaries, taken as a whole, are Solvent.

Section 3.24. Sanctioned Persons. None of the Borrower or any Subsidiary nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of the Borrower or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

Section 3.25. Foreign Corrupt Practices Act. Each of the Borrower, the Subsidiaries and their respective directors, officers, agents, employees, and any person acting for or on behalf of the Borrower or such Subsidiaries has complied with, and will comply with, the U.S. Foreign Corrupt Practices Act, as amended from time to time, or any other applicable anti-bribery or anti-corruption law, and it and they have not made, offered, promised, or authorized, and will not make, offer, promise, or authorize, whether directly or indirectly, any payment, of anything of value to: (a) an executive, official, employee or agent of a governmental department, agency or instrumentality, (b) a director, officer, employee or agent of a wholly or partially government-owned or government-controlled company or business, (c) a political party or official thereof, or candidate for political office or (d) an executive, official, employee or agent of a public international organization (e.g., the International Monetary Fund or the World Bank) (“Government Official”); while knowing or having a reasonable belief that all or some portion will be used for the purpose of: (i) influencing any act, decision or failure to act by a Government Official in his or her official capacity, (ii) inducing a Government Official to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity or (iii) securing an improper advantage; in order to obtain, retain, or direct business.

Section 3.26. Anti-Terrorism Law. Neither the Borrower nor any of the Subsidiaries is in violation of any legal requirement relating to any laws with respect to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 (the “Executive Order”) and the USA PATRIOT Act.

ARTICLE 4

CONDITIONS OF LENDING

The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

Section 4.01. All Credit Events. On the date of each Borrowing (other than a conversion or a continuation of a Borrowing) (each such event being called a “Credit Event”):

(a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03.

(b) The representations and warranties set forth in Article 3 and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c) At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

(d) Immediately after such Credit Event, Liquidity shall equal or exceed $30,000,000.

(e) Immediately after such Credit Event and the use of proceeds thereof, the aggregate amount of cash and Permitted Investments of the Borrower and the Subsidiaries shall not exceed (i) $40,000,000 plus (ii) if the Borrower issues any Qualified Capital Stock on or after August 1, 2013 to investors in transactions not involving a public offering, the lesser of (x) 50% of the net cash proceeds to the Borrower of such issuances and (y) $15,000,000; provided that if after such Credit Event the amount of cash and Permitted Investments of the Borrower and the Subsidiaries exceeds such amount solely as a result of compliance with the minimum borrowing amounts set forth in Section 2.02(a), then the Borrower shall be deemed to be in compliance with this clause (e) notwithstanding such excess.

The delivery of each Borrowing Request shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b), (c), (d) and (e) of this Section 4.01.

Section 4.02. First Credit Event. On the Closing Date:

(a) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of Perkins Coie LLP, counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent (i) dated the Closing Date, (ii) addressed to the Administrative Agent and the Lenders and (iii) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.

(b) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation (or comparable organizational document), including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State (or comparable entity) of the jurisdiction of its organization, and a certificate as to the good standing (where such concept is applicable) of each Loan Party as of a recent date, from such Secretary of State (or comparable entity), (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or comparable governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation (or comparable organizational document) of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

(c) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions precedent set forth in Section 4.01 and this Section 4.02.

(d) The Administrative Agent shall have received all Fees, all fees payable under the Engagement Letter and all other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(e) The Administrative Agent shall have received duly executed counterparts of this Agreement from each party hereto.

(f) (i) the Administrative Agent shall have received duly executed counterparts of each Security Document from each party thereto and (ii) the Security Documents shall be in full force and effect on the Closing Date and the Collateral Agent on behalf of the Secured Parties shall have a perfected security interest in the Collateral of the type and priority described in each Security Document.

(g) The Collateral Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of the Borrower, and shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Persons, in each case as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated.

(h) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the

Collateral Agent as additional insured, in form and substance satisfactory to the Administrative Agent.

(i) All principal, premium, if any, interest, fees and other amounts due or outstanding under the Existing Debt shall have been or will be, substantially simultaneously with the Closing Date, paid in full, the commitments thereunder terminated and all guarantees and security in support thereof discharged and released and the Administrative Agent shall have received reasonably satisfactory evidence thereof. Immediately after giving effect to the Transactions and the other transactions contemplated hereby, the Borrower and the Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (i) Indebtedness outstanding under this Agreement and (ii) Indebtedness set forth on Schedule 6.01(a).

(j) The Lenders shall have received the financial statements and opinion referred to in Section 3.05, which financial statements shall not be in a form materially inconsistent with the financial statements or forecasts previously provided to the Administrative Agent.

(k) The Administrative Agent shall have received a certificate from the chief financial officer of the Borrower certifying that the Borrower and its Restricted Subsidiaries, on a consolidated basis, after giving effect to the Transactions to occur on the Closing Date, are Solvent.

(l) All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall not be any pending or threatened litigation, governmental, administrative or judicial action that has resulted or could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby.

(m) The Lenders shall have received, at least three (3) Business Days prior to the Closing Date, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

ARTICLE 5

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Restricted Subsidiaries to:

Section 5.01. Existence; Compliance with Laws; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

(b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations and Intellectual Property material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated and comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, in each case, except to the extent any such right and/or Intellectual Property is no longer used or useful in the conduct of the Borrower’s business.

(c) (i) Maintain, preserve, and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition (ordinary wear and tear, casualty or condemnation excepted), (ii) make all necessary renewals, repairs, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice in order that the business carried on in connection therewith may be properly conducted at all times and (iii) keep all material leases to which it is a party in full force and effect, in each case, except to the extent any such equipment is no longer used or useful in the conduct of the Borrower’s business.

Section 5.02. Insurance. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it and maintain such other insurance as may be required by law.

(b) Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a “Replacement Cost Endorsement,” without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests; deliver original or certified copies of all such policies to the Collateral Agent; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent and deliver to the Administrative Agent and the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

(c) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance, if so requested by any Lender, in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require and otherwise comply with the NFIP as set forth in the Flood Laws or (ii) a “Zone 1” area, obtain earthquake insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require. Following the Closing Date, the Borrower shall deliver to the Collateral Agent annual renewals of the flood insurance policy or annual renewals of a force-placed flood insurance policy for each Mortgaged Property if flood insurance for such Mortgaged Property was requested by any Lender. In connection with any amendment to this Agreement pursuant to which any increase, extension, or renewal of Loans is contemplated, the Borrower shall, if requested by any Lender, cause to be delivered to the Collateral Agent for any Mortgaged Property, a Flood Determination Form, Borrower Notice and Evidence of Flood Insurance, as applicable.

(d) With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the “broad form CGL endorsement” and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than that which is customary for companies in the same or similar businesses operating in the same or similar locations, naming the Collateral Agent as an additional insured, on forms satisfactory to the Collateral Agent.

(e) Notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by any Loan Party and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

Section 5.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all Taxes, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided that such payment and discharge shall not be required with respect to (a) any amounts not exceeding $50,000; and (b) any amounts the validity or amount of which shall be contested in good faith by appropriate proceedings, the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP, such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no material risk of forfeiture of such property.

Section 5.04. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Administrative Agent, which shall furnish to each Lender (including each Public Lender):

(a) within 90 days (or, in the case of the fiscal year ending January 31, 2014, as soon as available but in no event more than 120 days) after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by Ernst & Young LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with a customary “management discussion and analysis” provision;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, together with a customary “management discussion and analysis” provision;

(c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer in the form of Exhibit E (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) attaching an updated Schedule 1.01(c) or certifying that no changes to such schedule are necessary;

(d) within 30 days after the beginning of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

(e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

(f) promptly after the receipt thereof by the Borrower or any of the Subsidiaries, a copy of any “management letter” received by any such Person from its certified public accountants and the management’s response thereto;

(g) promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and

(h) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

Section 5.05. Litigation and Other Notices. Furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b) the filing or commencement of, or any written threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

(c) any development that has resulted or could reasonably be expected to result in a Material Adverse Effect.

Section 5.06. Information Regarding Collateral. (a) Furnish to the Administrative Agent prompt written notice of any change (i) in the corporate name of any Loan Party, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(b) In the case of the Borrower, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a), deliver to the Administrative Agent a certificate of a Financial Officer setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.06

Section 5.07. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of such Person at such reasonable times as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor; provided that, (x) other than during the continuance of an Event of Default, the Administrative Agent and the Lenders, collectively, shall not exercise their rights under this sentence more often than once during any fiscal year and (y) no Lender shall exercise its rights under this sentence without the prior written consent of the Administrative Agent.

Section 5.08. Use of Proceeds. Use the proceeds of the Loans only for the purposes specified in the introductory statement to this Agreement.

Section 5.09. Employee Benefits. (a) Comply in all material respects with the provisions of ERISA and the Code applicable to employee benefit plans as defined in Section 3(3) of ERISA and the laws applicable to any Foreign Pension Plan, (b) furnish to the Administrative Agent as soon as possible after, and in any event within ten days after any responsible officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred or is reasonably expected to occur that, alone or together with any other ERISA Event that has occurred or is reasonably expected to occur that has resulted or could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate in an aggregate amount exceeding $5,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto and (c) promptly and in any event within 30 days after the filing thereof with the United States Department of Labor, furnish to the Administrative Agent copies of each Schedule SB (Actuarial Information) to the Annual Report (Form 5500 Series) with respect to each Plan.

Section 5.10. Compliance with Environmental Laws. Except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, comply,

and cause all lessees and any other Person leasing or occupying its properties to comply, with all applicable Environmental Laws; obtain and renew all material environmental permits necessary for its operations and properties; and conduct any remedial action in accordance with Environmental Laws; provided that none of the Borrower or any Subsidiary shall be required to undertake any remedial action to the extent that its obligation to do so is being contested by the Borrower or any Subsidiary in good faith and by proper proceedings, appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP and any such delay or inaction with respect to such remedial action does not violate any Environmental Law.

Section 5.11. Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.17 or Section 5.10 shall have occurred and be continuing for more than 20 days without the Borrower or any Subsidiary commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Loan Parties, an environmental site assessment report regarding the matters which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and the estimated cost of any compliance, remedial action or other corrective action in connection with such Default.

Section 5.12. Further Assurances. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents.

(b) If, following the Closing Date, any wholly-owned Domestic Subsidiary is acquired or organized (other than any Immaterial Subsidiary), or any Immaterial Subsidiary that is a wholly-owned Domestic Subsidiary ceases to be an Immaterial Subsidiary, the Borrower shall promptly (and in any event within 30 days (or such longer period as the Collateral Agent shall agree) of such event) (i) notify the Collateral Agent thereof, (ii) cause such Subsidiary to become a Loan Party by executing the Guarantee and Collateral Agreement (or a supplement thereto in the form specified therein), (iii) deliver to the Collateral Agent all certificates or other instruments representing Equity Interests of such Subsidiary, together with stock powers or other instruments of transfer with respect thereto endorsed in blank to the extent required by the Security Documents, (iv) cause all documents and instruments, including Uniform Commercial Code financing statements and Mortgages (if required under Section 5.12(c)), required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect or record such Liens to the extent, and with the priority, required by the Security Documents, to be filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording, (v) cause each Loan Party to take all other action required by law, under the

Security Documents or reasonably requested by the Collateral Agent to perfect, register and/or record the Liens granted by it thereunder and (vi) cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies (if required under Section 5.12(c)) and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section 5.12(b).

(c) If any fee owned real property located in the United States having a value in excess of $1,000,000 is acquired by any Loan Party after the Closing Date, the Borrower will notify the Collateral Agent thereof, and, if requested by the Collateral Agent or the Required Lenders, the Borrower will, no later than 90 days after such acquisition, cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be reasonably requested by the Collateral Agent to grant and perfect such Liens, including the satisfaction of the Real Estate Collateral Requirements, all at the expense of the Borrower.

ARTICLE 6

NEGATIVE COVENANTS

The Borrower covenants and agrees with each Lender that until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it cause or permit any of the Restricted Subsidiaries to:

Section 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a) Indebtedness existing on the date hereof and set forth on Schedule 6.01(a) and any Permitted Refinancing thereof;

(b) Indebtedness created hereunder and under the other Loan Documents;

(c) intercompany Indebtedness of the Borrower and the Subsidiaries to the extent permitted by Section 6.04; provided that any such Indebtedness that is owed by a Loan Party to a Subsidiary that is not a Loan Party is subordinated to the Obligations pursuant to an Affiliate Subordination Agreement;

(d) (i) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets; provided that (A) such Indebtedness is incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this Section 6.01(d), when combined with the aggregate principal amount of all Capital Lease Obligations incurred pursuant to Section 6.01(e), shall not exceed $5,000,000 at any time outstanding and (ii) any Permitted Refinancing of any such Indebtedness;

(e) Capital Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(d), not to exceed $5,000,000 at any time outstanding;

(f) Indebtedness under performance bonds or similar obligations, or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business;

(g) Indebtedness incurred by Foreign Subsidiaries in an aggregate principal amount not exceeding $5,000,000 at any time outstanding;

(h) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary, (ii) immediately before and after such Person becomes a Subsidiary, no Default or Event of Default shall have occurred and be continuing and (iii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(h) shall not exceed $2,500,000 at any time outstanding;

(i) if (i) at the time of the incurrence thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to the incurrence thereof the Borrower is in compliance with the covenant contained in Section 6.11 and (iii) the proceeds thereof are used for working capital purposes or to finance, in whole or in part, a Permitted Acquisition or other Investment permitted under Section 6.04, other unsecured Indebtedness of the Borrower or the Guarantors that is subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent in an aggregate principal amount not exceeding $5,000,000 at any time outstanding;

(j) Guarantees in respect of Indebtedness permitted under this Section 6.01; provided that (i) no Loan Party shall Guarantee the Indebtedness of any Person that is not a Loan Party unless such Guarantee is permitted by Section 6.04 and (ii) any such Guarantee permitted under this clause (j) of any Indebtedness that is subordinated to the Obligations shall be expressly subordinated to the Obligations on terms not less favorable to the Lenders than the subordination terms of such other Indebtedness;

(k) Indebtedness in respect of Secured Hedging Agreements incurred in the ordinary course of business and not for speculative purposes;

(l) Indebtedness incurred to finance deferred insurance premiums in the ordinary course of business;

(m) Indebtedness in respect of letters of credit or bankers’ acceptances supporting facility leases in an aggregate principal or face amount not exceeding $7,500,000 at any time outstanding; and

(n) Indebtedness in respect of overdraft or similar facilities incurred in the ordinary course of business in connection with deposit accounts; provided that such Indebtedness is extinguished promptly following its incurrence.

Section 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets of the Borrower or any Restricted Subsidiary (including Equity Interests or other securities of any Person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth on Schedule 6.02(a); provided that such Liens shall secure only those obligations which they secure on the date hereof and any Permitted Refinancing thereof;

(b) any Lien created under the Loan Documents;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or assets of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien secures only (x) those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and (y) any Permitted Refinancing of such obligations;

(d) Liens for Taxes not yet due or which are being contested in compliance with Section 5.03;

(e) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

(f) pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;

(g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(i) security interests in respect of Indebtedness permitted by Section 6.01(d) and 6.01(e); provided that (i) such security interests are created, and the Indebtedness secured thereby is incurred, within 120 days after such acquisition (or construction), (ii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such fixed or capital assets or improvements at the time of such acquisition (or construction) and (iii) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary;

(j) judgment Liens securing judgments not constituting an Event of Default under Section 7.01(i);

(k) Liens on assets of Foreign Subsidiaries; provided that (i) such Liens do not extend to, or encumber, assets that constitute Collateral or the Equity Interests of the Borrower or any of the Restricted Subsidiaries and (ii) such Liens extending to the assets of any Foreign Subsidiary secure only Indebtedness incurred by such Foreign Subsidiary pursuant to Section 6.01(g);

(l) to the extent constituting a Lien, any interest or title of a lessor under any operating lease entered into by the Borrower or any Subsidiary;

(m) Liens securing Indebtedness incurred to finance deferred insurance premiums permitted under Section 6.01(l); provided that such Liens are limited to unearned premiums and dividends or other payments under the applicable insurance policies;

(n) Liens arising in the ordinary course of business by virtue of any statutory, common law or customary contractual provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts, securities accounts or other funds maintained with a depository institution or securities intermediaries;

(o) Liens consisting of restricted cash balances not exceeding $5,000,000 at any time to secure merchant credit card processing and similar services in the ordinary course of business;

(p) Liens on cash deposits in respect of rental agreements in the ordinary course of business;

(q) Liens on cash pledged to secure obligations in respect of letters of credit or banker’s acceptances permitted under Section 6.01(m); and

(r) other Liens securing liabilities in an aggregate amount not to exceed $5,000,000 at any time outstanding.

Section 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale or transfer of such property is permitted by Section 6.06 and (b) any Capital Lease Obligations or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, as the case may be.

Section 6.04. Investments, Loans and Advances. Purchase, hold or acquire any Investment in a Person except:

(a) (i) Investments by the Borrower and the Subsidiaries existing on the date hereof in the Equity Interests of the Subsidiaries and (ii) additional Investments by the Borrower and the Subsidiaries in the Equity Interests of the Subsidiaries; provided that (A) any such Investment in the form of Equity Interests held by a Loan Party shall be pledged pursuant to the Guarantee and Collateral Agreement (subject to any limitations applicable to voting stock of a Foreign Subsidiary referred to therein), (B) no part of any such Investment by a Loan Party to a non-Loan Party shall take the form of a contribution of Intellectual Property (other than any contribution or transfer to a Foreign Subsidiary of Intellectual Property that is necessary to, or useful in, the business of such Foreign Subsidiary pursuant to the Management and Services Agreement or the Cost Sharing Agreement) and (C) the aggregate amount of Investments by the Loan Parties in Subsidiaries that are not Loan Parties (determined without regard to any write-downs or write-offs of such Investments) shall not exceed $50,000,000;

(b) Permitted Investments;

(c) loans or advances made by the Borrower to any Subsidiary and made by the Borrower or any Subsidiary to the Borrower or any other Subsidiary; provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement, (ii) such loans and advances shall be unsecured and, to the extent owed by a Loan Party to a Person that is not a Loan Party, subordinated to the Obligations pursuant to an Affiliate Subordination Agreement and (iii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (a) above;

(d) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(e) the Borrower and the Subsidiaries may make loans and advances in the ordinary course of business in accordance with their usual practice to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $2,500,000;

(f) the Borrower and the Subsidiaries may enter into Secured Hedging Agreements that are entered into the ordinary course of business and not for speculative purposes;

(g) the Borrower or any Subsidiary may acquire all or substantially all the assets of a Person or line of business of such Person or not less than 100% of the Equity Interests of a Person whether by merger or otherwise (referred to herein as the “Acquired Entity”); provided that (i) such acquisition was not preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, the Borrower or any Subsidiary; (ii) the Acquired Entity shall be in a similar or ancillary line of business as that of the Borrower and the Subsidiaries as conducted during the current and most recent calendar year, (iii) at the time of such transaction (A) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (B) after giving effect to such acquisition, the Borrower shall be in compliance with the covenant contained in Section 6.11, (C) the Borrower shall have delivered a certificate of a Financial Officer, certifying as to the foregoing, in form and substance satisfactory to the Administrative Agent and (D) the Borrower shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Section 5.12 and the Security Documents and (iv) the aggregate amount of consideration expended to acquire Acquired Entities that do not become Loan Parties shall not exceed $5,000,000 in the aggregate (any acquisition of an Acquired Entity meeting all the criteria of this Section 6.04(g) being referred to herein as a “Permitted Acquisition”);

(h) Investments constituting non-cash consideration received by the Borrower or any Subsidiary in respect of any Dispositions permitted under Section 6.06;

(i) Investments to the extent that payment for such Investments is made solely with Qualified Capital Stock of the Borrower in a transaction permitted under Section 6.05; and

(j) in addition to Investments permitted by paragraphs (a) through (i) above, additional Investments by the Borrower and the Subsidiaries so long as the aggregate amount invested, loaned or advanced pursuant to this paragraph (j) (determined without regard to any write-downs or write-offs of such Investments) does not exceed $5,000,000 in the aggregate.

Section 6.05. Mergers and Consolidations. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets of the Borrower, except that (i) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (x) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, and (y) any Subsidiary may merge into or consolidate with any other Subsidiary (provided that if any party to any such transaction is (1) a Wholly Owned Subsidiary, the surviving entity of such transaction shall be a Wholly Owned Subsidiary, and (2) a Loan Party, the surviving entity of such transaction shall be a Loan Party; provided, further, that if any such transaction also involves a Subsidiary that is not a Wholly Owned Subsidiary, such transaction must also be permitted under Section 6.04) and (ii) the Borrower and the Subsidiaries may make Permitted Acquisitions and Dispositions permitted under Section 6.06.

Section 6.06. Dispositions. Dispose of any property or assets, other than:

(a) Dispositions of worn-out, obsolete or surplus equipment and property no longer used or useful in the business of the Borrower and its Subsidiaries, in each case in the ordinary course of business;

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions of Permitted Investments;

(d) Dispositions between and among the Borrower and the Subsidiaries; provided that if the transferor in such a transaction is a Loan Party, then either (x) the transferee must be a Loan Party or (y) the portion of any such Disposition made for less than fair market value and any non-cash consideration received in exchange for such Disposition shall in each case constitute an Investment in such Subsidiary and must be otherwise permitted hereunder;

(e) Dispositions constituting leases or subleases of any real property or personal property in the ordinary course of business;

(f) Dispositions constituting non-exclusive licenses of intellectual property in the ordinary course of business which do not materially interfere with the business of the Borrower and its Subsidiaries;

(g) Dispositions resulting from any casualty, taking or condemnation of any property of the Borrower or any Subsidiary; and

(h) Dispositions not otherwise permitted hereunder; provided that (i) at the time of such Disposition, no Default or Event of Default shall have occurred and be continuing or would result from such Disposition, (ii) not less than seventy-five percent (75%) of the aggregate sale price from such disposition shall be paid in cash, (iii) the aggregate Net Cash Proceeds of all Dispositions pursuant to this paragraph (h) shall not exceed $5,000,000 in any fiscal year and (iv) all such Dispositions shall be for at least the fair market value of the assets or property subject to such Disposition.

Section 6.07. Restricted Payments; Restrictive Agreements. (a) Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so; except:

(i) any Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders; and

(ii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may repurchase its Equity Interests owned by employees of the Borrower or the Subsidiaries or make payments to employees of the Borrower or the Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death or disability of such employees in an aggregate amount not to exceed $2,000,000 in any fiscal year.

(b) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (C) the foregoing shall not apply to restrictions and conditions imposed on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder, (D) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (E) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

Section 6.08. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a) transactions between or among Loan Parties;

(b) any Restricted Payment permitted by Section 6.07; and

(c) transactions permitted under Section 6.04(e), including related security arrangements; and

(d) the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties.

Section 6.09. Business of the Borrower and Subsidiaries. Engage at any time in any business or business activity other than the business currently conducted by them and business activities reasonably incidental thereto.

Section 6.10. Other Indebtedness and Agreements. (a) Permit (i) any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Material Indebtedness of the Borrower or any of the Subsidiaries is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would materially increase the obligations of the obligor or confer additional material rights on the holder of such

Indebtedness in a manner adverse to the Borrower, any of the Subsidiaries or the Lenders or would permit payment thereunder otherwise prohibited by Section 6.10(b) or (ii) any waiver, supplement, modification or amendment of its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents to the extent any such waiver, supplement, modification or amendment would be adverse to the Lenders in any material respect.

(b) (i) Make any distribution, whether in cash, property, securities or a combination thereof, in respect of, or pay, or commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Indebtedness except (A) the payment of (x) the Indebtedness created hereunder and (y) other Indebtedness permitted under Section 6.01 (provided that any such payment shall be permitted by any provisions pursuant to which such Indebtedness is subordinated to the Obligations, if applicable), (B) refinancings of Indebtedness permitted by Section 6.01 and (C) the payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or (ii) pay in cash any amount in respect of any Indebtedness or preferred Equity Interests that may at the obligor’s option be paid in kind or in other securities.

Section 6.11. Minimum Liquidity. Permit Liquidity to be less than $30,000,000 as of the last day of any calendar month.

Section 6.12. Fiscal Year. With respect to the Borrower, change its fiscal year-end to a date other than January 31.

Section 6.13. Certain Equity Securities. Issue any Equity Interest that is not Qualified Capital Stock.

ARTICLE 7

EVENTS OF DEFAULT

Section 7.01. Events of Default. In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made in or in connection with any Loan Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under any

Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three (3) Business Days;

(d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.02, 5.05, 5.08 or 5.09 or in Article 6.

(e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after the notice thereof from the Administrative Agent to the Borrower (which notice shall also be given at the request of any Lender);

(f) (i) the Borrower or any Restricted Subsidiary shall fail to pay any principal or interest due in respect of any Material Indebtedness, when and as the same shall become due and payable, or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Restricted Subsidiary, or of a substantial part of the property or assets of the Borrower or a Restricted Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of the property or assets of the Borrower or a Restricted Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Restricted Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) the Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of the property or assets of the Borrower or any Restricted Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(i) one or more judgments shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment and such judgment either (i) is for the payment of money in an aggregate amount in excess of $5,000,000 or (ii) is for injunctive relief and has resulted or could reasonably be expected to result in a Material Adverse Effect;

(j) an ERISA Event shall have occurred or is reasonably expected to occur that, in the opinion of the Required Lenders, when taken either alone or together with all other such ERISA Events, has resulted or could reasonably be expected to result in liability of the Borrower, any Subsidiary and their respective ERISA Affiliates in an aggregate amount exceeding $5,000,000;

(k) any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guarantee and Collateral Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

(l) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby; or

(m) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 7.02. Application of Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in the order specified in the Guarantee and Collateral Agreement.

ARTICLE 8

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

Section 8.01. Appointment and Authority. Each Lender hereby irrevocably appoints the Administrative Agent and the Collateral Agent (for purposes of this Article 8, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) its agent, and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 8 are solely for the benefit of the Agents and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “Agent” or “agent” herein or in any other Loan Documents (or any other similar term) with reference to an Agent, is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between the contracting parties. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to (a) execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and (b) negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender.

Section 8.02. Rights as a Lender. The institution serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender, and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Section 8.03. Exculpatory Provisions. Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.07), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders, or such other number or percentage of the Lenders as shall be necessary or as such Agent shall in good faith believe to be necessary under the circumstances as provided in Section 9.07, or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Neither Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

Section 8.04. Reliance by Administrative Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05. Delegation of Duties. Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more subagents appointed by it. Each Agent and any such subagent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such subagent and to the Related Parties of each Agent and any such subagent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities as well as activities as Agent. No Agent shall be responsible for the negligence or misconduct of any subagents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such subagents.

Section 8.06. Resignation of the Administrative Agent. Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. If no successor Agent has been appointed pursuant to the immediately preceding sentence by the Resignation Effective Date, such Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent and/or Collateral Agent, as the case may be. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The Administrative Agent Fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article 8 and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its subagents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

Section 8.07. Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

Section 8.08. No Other Duties, etc. Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, the Arranger is named as such for recognition purposes only, and in its capacity as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that the Arranger shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents. Without limitation of the foregoing, the Arranger in its capacity as such shall not, by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, Loan Party or any other Person.

Section 8.09. Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law, each Agent (irrespective of whether the principal of any Loan or Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and each Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and each Agent and their respective agents and counsel and all other amounts due the Lenders and each Agent under Sections 2.05 and 9.05) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to such Agent and, in the event that such Agent shall consent to the making of such payments directly to the Lenders, to pay to such Agent any amount due for the reasonable compensation, expenses, disbursements and advances of such Agent and its agents and counsel, and any other amounts due such Agent under Sections 2.05 and 9.05.

Section 8.10. Collateral and Guarantee Matters. (a) The Lenders irrevocably authorize the Collateral Agent, at its option and in its sole discretion:

(i) to release any Lien on any property granted to, or held by, the Collateral Agent under any Loan Document (x) on or after the date that the Obligations (other than contingent indemnity and expense reimbursement obligations as to which no claim has been made) have been paid in full and the Commitments have been terminated, (y) with respect to any property that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents or (z), if approved, authorized or ratified in writing by the Required Lenders (or such other number of Lenders as shall be required hereunder);

(ii) to subordinate any Lien on any property granted to, or held by, the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(i); and

(iii) to release any Subsidiary from its obligations under the Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

(b) Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary from its obligations under the Loan Documents pursuant to this Section 8.10.

(c) Except as otherwise expressly set forth herein or in the Guarantee and Collateral Agreement, no Qualified Counterparty that obtains the benefits of any Guarantee pursuant to the Guarantee and Collateral Agreement or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article 8 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, obligations with respect to any Secured Hedging Agreement unless the Administrative Agent has received written notice of such obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Qualified Counterparty.

(d) The Collateral Agent shall not be responsible for, or have a duty to, ascertain or inquire into any representation or warranty regarding the existence, value or collectability of any Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

ARTICLE 9

MISCELLANEOUS

Section 9.01. Notices; Electronic Communications. Except for notices and other communications expressly permitted to be given by telephone hereunder (and except as provided in this Section 9.01), notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a) if to the Borrower, to it at 4400 El Camino Real, Los Altos, CA 94022, Attention of VP Finance & Treasurer (Fax No. 888-418-6762);

(b) if to the Administrative Agent, to Credit Suisse AG, Cayman Islands Branch, Eleven Madison Avenue, 23rd Floor, New York, NY 10010, Attention of: Loan Operations – Agency Manager, Telephone No. 919-994-6369, Fax No. 212-322-2291, Email: agency.loanops@credit-suisse.com;

(c) if to the Collateral Agent, to Credit Suisse AG, Cayman Islands Branch, Eleven Madison Avenue, EMA-23, New York, NY 10010, Attention of: Loan Operations – Boutique Management, Telephone No. 212-538-3525, Email: Ops-collateral@credit-suisse.com; and

(d) if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01(a) or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto, in accordance with the provisions of this Agreement, shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service, or sent by fax or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01, or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among the Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrower, that it will, and will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article 5, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Request or a notice pursuant to Section 2.10, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such nonexcluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, the Borrower agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by, or on behalf of, the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on or through Box, Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material nonpublic information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material nonpublic information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.17), (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be deemed to be marked “PUBLIC,” unless the Borrower notifies the Administrative Agent promptly that any such document contains material nonpublic information: (1) the Loan Documents, (2) any notification of changes in the terms of the Credit Facilities and (3) all information delivered pursuant to Section 5.04 (other than pursuant to clause (d) thereof).

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR

STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its electronic mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s electronic mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.13, 2.15, 2.19 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

Section 9.03. Binding Effect. Subject to Section 4.02, this Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

Section 9.04. Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 9.04(b), (ii) by way of participation in accordance with the provisions of Section 9.04(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.04(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 9.04(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees (other than as provided in Sections 9.04(b)(v) and 9.04(b)(vi) below) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Class) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in Section 9.04(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in Section 9.04(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes on a non-pro rata basis.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by Section 9.04(b)(i)(B) and, in addition:

(A) the consent of the Borrower shall be required if such assignment is to a Disqualified Lender unless an Event of Default has occurred and is continuing at the time of such assignment; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required unless such assignment is to a Lender with a Commitment in respect of such Class, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv) Assignment and Acceptance. The parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, in each case, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive or reduce such processing and recordation fee in the case of any assignment. For the avoidance of doubt, except as set forth in Section 2.20, the Borrower shall not, in any event, be responsible for payment of any processing or recordation fee incurred in connection with any assignment permitted pursuant to this Section 9.04. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate level information (which may contain material nonpublic information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws) and all applicable tax forms.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) any Competitor of the Borrower or a Controlled Affiliate of any such Competitor (provided that any Lender may rely on a representation and warranty from the assignee that it is not a Competitor of the Borrower or a Controlled Affiliate of any such Competitor), or (C) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (C).

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent) to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 9.05, with respect to facts and circumstances occurring prior to the effective date of such assignment as well as to any Fees accrued for its account and not yet paid; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(d). The Borrower and each Lender acknowledges and agrees that the Administrative Agent shall not have any responsibility or obligation to determine whether any assignee is an ineligible assignee and the Administrative Agent shall have no liability with respect to any assignment made to an ineligible assignee.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrower to such assignment and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) promptly record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, the Borrower or any of the Borrower’s Affiliates or Subsidiaries or any Competitor of the Borrower or a Controlled Affiliate of any such Competitor (provided that any Lender may rely on a representation and warranty from the participant that it is not a Competitor of the Borrower or a Controlled Affiliate of any such Competitor )) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Collateral Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.05(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following: decreasing any fees payable to such Participant hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such Participant has an interest, or extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such Participant has an interest, increasing or extending the Commitments in which such Participant has an interest or releasing Guarantors (other than in connection with the sale of any Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral). The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.15 and 2.19 (subject to the requirements and limitations therein, including the requirements under Section 2.19 (it being understood that the documentation required under Section 2.19(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.04(b); provided that such Participant (A) agrees to be subject to the provisions of Section 2.20 as if it were an assignee under Section 9.04(b)) and (B) shall not be entitled to receive any greater payment under Sections 2.13, 2.15 or 2.19 with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.20 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal

Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and the Arranger (and each of their respective Affiliates) in connection with the syndication of the Credit Facilities and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent, the Arranger (and each of their respective Affiliates) or any Lender in connection with the enforcement or protection of its rights in connection with the Engagement Letter, this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including (i) the reasonable fees, charges and disbursements of Davis Polk & Wardwell LLP, counsel for the Administrative Agent and the Collateral Agent, and any other counsel engaged with the consent of the Borrower (such consent not to be unreasonably withheld or delayed) and (ii) in connection with any such enforcement or protection, the fees, charges and disbursements of one or more additional counsel as a result of one or more actual or perceived conflicts of interests and any special counsel and local counsel in each applicable jurisdiction, for the Administrative Agent, the Collateral Agent, the Arranger and the Lenders (and each of their respective Affiliates).

(b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable consultant or other expert fees, charges and disbursements and the reasonable and documents fees, charges and disbursements of one firm of counsel to all Indemnitees (and one or more additional counsel as a result of one or more actual or perceived conflicts of interest and any special counsel and local counsel in each applicable jurisdiction), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Credit Facilities), (ii) the use of the proceeds of the Loans, (iii) any Environmental Liability related in any way to the Loan Parties, any of their respective subsidiaries or predecessors or any property currently or formerly owned, leased or operated by the Loan Parties or any of their respective subsidiaries or predecessors, including the Mortgaged Properties, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by the Borrower, any other Loan Party or any of their respective Affiliates or any other Person); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 9.05(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities and related expenses arising from any non-Tax claim.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent or the Arranger (or any of their respective Affiliates) under paragraph (a) or (b) of this Section 9.05, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent or the Arranger (or any of their respective Affiliates), as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent or the Arranger (or any of their respective Affiliates) in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Aggregate Exposure and unused Commitments at the time (in each case, determined as if no Lender were a Defaulting Lender).

(d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(e) All amounts due under this Section 9.05 shall be payable on written demand therefor.

Section 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (b) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.07. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b) No Loan Document or provision thereof may be waived, amended or modified except, in the case of this Agreement, by an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, by an agreement or agreements in writing entered into by the parties thereto with the consent of the Required Lenders; provided that, in addition to the approval of the Required Lenders, no such agreement shall:

(i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof or decrease the rate of interest on any Loan, without the prior written consent of each Lender directly adversely affected thereby; provided, that the Required Lenders may waive payment of any default interest accruing at any time under Section 2.07,

(ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender,

(iii) amend or modify the pro rata requirements of Section 2.16, the provisions of Section 9.04(a) relating to an assignment or other transfer by the Borrower or any other Loan Party of any of its rights or obligations hereunder or release all or substantially all of the Guarantors (other than in connection with the sale of such Guarantor in a transaction permitted by Section 6.06) or all or substantially all of the Collateral, without the prior written consent of each Lender,

(iv) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights of Lenders holding Loans or Commitments of one Class differently from the rights of Lenders holding Loans or Commitments of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class, or

(v) reduce the percentage contained in the definition of the term “Required Lenders” or the provision of this Section 9.07 without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments on the date hereof);

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent, respectively.

(c) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Administrative Agent and the Borrower may amend any Loan Document (i) to correct administrative errors or omissions, or to effect administrative changes that are not adverse to any Lender, (ii) to make modifications contemplated by Sections 2.22 or 2.23 pursuant to an Additional Credit Extension Amendment or in connection with an Extension, as applicable, (iii) to correct, amend, cure any ambiguity, inconsistency, defect or correct any typographical error or other manifest error in this Agreement or any other Loan Document, (iv) to comply with local law or advice of local counsel in respect of a Security Document or (v) to cause a Security Document to be consistent with this Agreement and other Loan Documents. Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Loan Document.

Section 9.08. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.08 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.09. Entire Agreement. This Agreement, the Engagement Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Unless otherwise specified therein, any other previous agreement among the parties with respect to the subject matter hereof is superseded by this

Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

Section 9.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission or other customary means of electronic transmission (e.g. “pdf”) shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 9.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.14. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY SUCH OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 9.15. Jurisdiction; Consent to Service of Process. (a) The Borrower hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, against the Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document (except as otherwise expressly stated therein) or the transactions relating hereto or thereto, in any forum other than any New York State court or Federal court of the United States of America sitting in the borough of Manhattan in New York City, and any appellate court from any thereof, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

(b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of, or relating to, this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.16. Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic

Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.17. Confidentiality. Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) to any other party hereto and, subject to an agreement containing provisions no less restrictive than this Section 9.17, to (i) any actual or prospective assignee of or Participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower or any Subsidiary or any of their respective obligations, this Agreement or payments hereunder, (f) with the consent of the Borrower, (g) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 9.17, or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower or (h) on a confidential basis to (w) any rating agency in connection with rating the Borrower or its Subsidiaries or the Credit Facilities hereunder, (x) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facilities, (y) service providers to the Administrative Agent in connection with the administration and management of this Agreement and the Loan Documents and (z) market data collectors and similar service providers to the lending industry. For the purposes of this Section 9.17, “Information” shall mean all information received from the Borrower and related to the Borrower or its business, other than any such information that was available to the Administrative Agent, the Collateral Agent or any Lender on a nonconfidential basis prior to its disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section 9.17 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.

Section 9.18. Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent. The provisions of this Section 9.18 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 9.19. USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act.

Section 9.20. No Fiduciary Duty. Each Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their Affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its equityholders or its Affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its equityholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its equityholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, equityholders, creditors or any other Person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BOX, INC.

By:	/s/ Dylan Smith
Name:	Dylan Smith
Title:	CFO

By:	/s/ Jennifer Ceran
Name:	Jennifer Ceran
Title:	VP Finance & Treasurer

[Signature Page to Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, individually and as Administrative Agent and Collateral Agent,

By:	/s/ William O’Daly
Name:	William O’Daly
Title:	Authorized Signatory

By:	/s/ Philipp Horat
Name:	Philipp Horat
Title:	Authorized Signatory

[Signature Page to Credit Agreement]

JPMorgan Chase Bank, N.A.

By:	/s/ John Kowalczuk
Name:	John Kowalczuk
Title:	Executive Director

[Signature Page to Credit Agreement]

Morgan Stanley Senior Funding, Inc.

By:	/s/ Sherrese Clarke
Name:	Sherrese Clarke
Title:	Vice President

[Signature Page to Credit Agreement]

BMO Harris Financing, Inc.

By:	/s/ Elizabeth Armstrong
Name:	Elizabeth Armstrong
Title:	Director

[Signature Page to Credit Agreement]

Schedule 1.01(a)

Disqualified Lenders

“Disqualified Lender” shall mean any Person other than (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund of a Lender and (d) any other Person (other than a natural person) consented to by the Borrower; provided that with respect to any assignment after the first anniversary of the Closing Date, such consent of the Borrower shall not be unreasonably withheld or delayed.

Schedule 1.01(b)

Guarantors

None.

Schedule 1.01(c)

Immaterial Subsidiaries

•	Crocodoc;

•	Box Intl Holdings Ltd;

•	Box Intl Technology Ltd;

•	Box.com (UK) Ltd;

•	Box France SARL;

•	Box Deutschland GmbH;

•	KK Box Japan.

Schedule 2.01(a)

Lenders and Commitments

Lender	Commitment
Credit Suisse AG, Cayman Islands Branch	$50,000,000
JPMorgan Chase Bank, N.A.	$20,000,000
Morgan Stanley Senior Funding, Inc.	$20,000,000
BMO Harris Financing, Inc.	$10,000,000

Schedule 3.08

Subsidiaries

•	Crocodoc;

•	Box Intl Holdings Ltd;

•	Box Intl Technology Ltd;

•	Box.com (UK) Ltd;

•	Box France SARL;

•	Box Deutschland GmbH;

•	KK Box Japan.

Schedule 3.18

Insurance

Coverage	Carrier	A.M. Best Rating	Effective Date	Policy Number	Limits	Deductibles
Property	Berkley/ StarNet Insurance Company	A+, XV	7/1/13-7/1/14	TCP7002778-11

$ 20,000,000 Blanket Personal Property

$ 3,000,000 Blanket Business Income / Extra Expense

$ 5,000,000 Earthquake Sprinkler Leakage

$ 250,000 Contingent Business Income

$ 500,000 Personal Property Unscheduled Locations

$1,000 Property Deductible, EXCEPT as noted below 24 Hours Business Income Waiting Period $100K, 24 Hrs Earthquake Sprinkler Leakage

Liability	Berkley/ StarNet Insurance Company	A+, XV	7/1/13-7/1/14	TCP7002778-11

Commercial General Liability

$ 1,000,000 Each Occurrence

$ 2,000,000 General Aggregate

$ 2,000,000 Products/Completed Operations - Aggregate

$ 1,000,000 Personal and Advertising Injury

$ 1,000,000 Damage to Premise Rented to You

$ 10,000 Medical Payments

Employee Benefits Liability

$ 1,000,000 Each Claim

$ 3,000,000 Aggregate

Contingent Auto Liability

$ 1,000,000 Each Accident (Hired & Non-Owned Autos)

$ 10,000 Medical Payments (Hired Autos)

$ 50,000 Physical Damage (Hired Autos)

Foreign Voluntary Workers Compensation

State of Hire - US Nationals

Country of Permanent Residence - Third Country Nationals

Employers Liability

$ 1,000,000 Bodily Injury by accident - each accident

$ 1,000,000 Bodily injury by disease - each employee

$ 1,000,000 Bodily injury by disease - policy limit

Repatriation Expense

$ 1,000,000 Each Employee

$ 1,000,000 Aggregate

$ 1,000 Employee Benefits Liability $ 1,000 Physical Damage Deductible

Automobile Liability	Berkley/ StarNet Insurance Company	A+, XV	7/1/13-7/1/14	TCP7002778-11	$ 1,000,000 Liability - Per Accident (Hired & Non-Owned Autos) ACV Physical Damage (Hired Autos)	$ 100 Comprehensive $ 1,000 Collision

Umbrella	Berkley/ Berkley National Ins Co	A+, XV	7/1/13-7/1/14	TUL7002808-10	$ 20,000,000 Occurrence

Workers Compensation	Berkley/ Berkley National Ins Co	A+, XV	7/1/13-7/1/14	TWC7002779-12

Workers Compensation - Statutory Benefits

Employers Liability

$ 1,000,000 Bodily Injury by accident - each accident

$ 1,000,000 Bodily injury by disease - each employee

$ 1,000,000 Bodily injury by disease - policy limit

Local UK EL	WR Berkley Ins(Europe) LTD	A+, XV	7/1/13-7/1/14	GIL130G8F073	£ 5,000,000 Limit of Indemnity

Coverage	Carrier	A.M. Best Rating	Effective Date	Policy Number	Limits	Deductibles
Errors & Omissions	Zurich American Ins Co	A+, XV	7/1/13-7/1/14	EOC5761260-00

$ 10,000,000 Aggregate for All Damages, Claim Expenses

and Privacy Event Expenses under all Coverages

Information Technology and Internet Liability

(incl Media Liability)

$ 10,000,000 Each Claim

$ 10,000,000 Aggregate

9/26/2008 Retroactive Date

System Security and Privacy Liability

$ 10,000,000 Each Claim

$ 10,000,000 Aggregate

$ 1,000,000 Each Claim - Regulatory Proceeding

Sublimit

$ 1,000,000 Aggregate - Regulatory Proceeding

Sublimit

9/26/2008 Retroactive

Date Privacy Breach Cost

$ 2,000,000 Each Claim

$ 2,000,000 Aggregate

$ 100,000 SIR Each Claim $ 100,000 SIR Each Claim $ 100,000 SIR Each Claim (Regulatory Proceeding) $ 100,000 Retention

Excess E&O $10mil xs $10mil	ACE American Ins Co	A+, XV	7/1/13-7/1/14	G23671621 001	$ 10,000,000 Limit of Liability excess over underlying E&O layer of $10,000,000

Excess E&O $10mil xs $20mil	XL / Greenwich Ins Co	A, XV	7/1/13-7/1/14	MTE 0041520	$ 10,000,000 Limit of Liability excess over underlying E&O layer of $20,000,000

Excess E&O $10mil xs $30mil	AXIS Ins Co	A, XV	7/1/13-7/1/14	MSN 775222 /01/2013	$ 10,000,000 Limit of Liability excess over underlying E&O layer of $30,000,000

Excess E&O $10mil xs $40mil	CNA / Continental Casualty Co	A, XV	7/1/13-7/1/14	MSN 775222 /01/2013	$ 10,000,000 Limit of Liability excess over underlying E&O layer of $40,000,000

Coverage	Carrier	A.M. Best Rating	Effective Date	Policy Number	Limits	Deductibles
Fiduciary Liability	Chubb / Federal Ins Co	A++, XV	7/1/13-7/1/14	8224-1170	$ 1,000,000 Aggregate Limit of Liability

Crime	Chubb / Federal Ins Co	A++, XV	7/1/13-7/1/14	8224-1170

$ 5,000,000 Employee Theft

$ 2,000,000 Premises

$ 2,000,000 In Transit

$ 2,000,000 Forgery

$ 2,000,000 Computer Fraud

$ 2,000,000 Funds Transfer Fraud

$ 2,000,000 Money Orders and Counterfeit Money

$ 2,000,000 Credit Card Fraud

$ 5,000,000 Client Coverage

$ 100,000 Expense

$ 5,000 Retention

Employment Practices Liability	HCC	A+, XIV	3/21/13-3/21/14	14-MGU-13 -A28851	$ 5,000,000 Aggregate Limit of Liability	$ 100,000 Retention

Primary Directors & Officers	HCC	A+, XIV	3/21/13-3/21/14	14-MGU-13 -A28851	$ 5,000,000 Aggregate Limit of Liability	$ - Retention (Insuring Agreement A) Non-indemnifiable Loss $ 50,000 Retention (Insuring Agreement A) Indemnifiable Loss $ 50,000 Retention (Insuring Agreement B)

Excess Directors & Officers $5mil xs $5mil	ACE / U.S. Specialty Ins Co	A+, XV	3/21/13-3/21/14	DOX G26793038	$ 5,000,000 Limit of Liability excess over underlying D&O layers of $5,000,000

Proprietary Information: Data provided on this page is proprietary between Aon and Box, Inc.

This summary is furnished to you for general informational purposes and is accurate only as of the effective date of your coverage. This document is not an insurance policy and does not amend, alter or extend the coverage afforded by the listed proposed policy(ies);

please consult your policy(ies) for the actual terms, conditions and limits that apply to your coverage. ©Aon Corporation, 2012. All rights Reserved.

The Borrower also subscribes to the following employee benefit plans:

•	Medical: Kaiser and Anthem

•	Dental and Vision: Guardian

•	Life/Disability: Guardian

•	Business Travel Accident, Medical Benefits Abroad, and International Medical: Cigna

Schedule 3.19(a)

UCC Filing Offices

Secretary of State of the State of Delaware.

Schedule 3.20(a)

Owned Real Property

None.

Schedule 3.20(b)

Leased Real Property

Office Lease by and between Borrower and Behringer Harvard El Camino Real LP for the lease of the premises located at 4440 El Camino Real, Los Altos, California, effective July 1, 2011 (the “El Camino Lease”).

Lease Agreement by and between the Borrower and J&R Realty Borrower for the lease of the premises located at 409 Sherman Avenue, Palo Alto, CA 94306, dated June 10, 2008 (the “Sherman Lease”). The property leased pursuant to the Sherman Lease is the subject of a Sublease by and between Borrower and Groupon, Inc., dated September 2010.

Lease Agreement by and between the Borrower and El Camino Center for the lease of the premises located at 200-380 Portage Drive, Palo Alto, CA 94306, dated March 31, 2010 (the “Portage Lease”). The property leased pursuant to the Portage Lease is the subject of (i) a Sublease by and between Borrower and Cloudera, Inc., as the Subtenant, for the premises located at 220 Portage Avenue, Palo Alto, CA 94306, dated March 12, 2012; and (ii) a Sublease by and between Borrower and Wepay, Inc., as the Subtenant, for the premises located at 380 Portage Avenue, Palo Alto, CA 94306, May 24, 2012.

Office Lease by and between the Borrower and Kilroy Realty, L.P. for the premises located at 100 First Street, 13th Floor, San Francisco, CA, dated May 11, 2012 (the “First Street Lease”).

Sublease by and among the Borrower, as the Subtenant, LeMessurier Consultants Inc., as the Tenant, and USREIF Central Plaza Massachusetts, LLC, as the Landlord, for the lease of the premises located at 675 Massachusetts Avenue, Cambridge, MA 02139, dated June 1, 2010, as amended (the “Massachusetts Lease”). A portion of the property leased pursuant to the Massachusetts Lease is the subject of a Sublease by and between Borrower and Biff Labs, Inc., dated September 1, 2011.

Lease by and between the Borrower and 4410 Los Altos, LLC for the lease of the premises located at 4410 El Camino Real, Suites 102, 106, 107, 206 & 210, Los Altos, CA, dated August 10, 2011, as amended on September 2, 2011 and October 27, 2011 (the “Los Altos Lease”). The property leased pursuant to the Los Altos Lease is the subject of (i) a Sublease by and between Borrower, as Sublessor, and Voyageprive.com for Suite 206 of the premises located at 4410 El Camino Real, Los Altos, CA, dated September 13, 2011, and (ii) a Sublease by and between Borrower, as Sublessor, and WebFilings for Suite 200 of the premises located at 4410 El Camino Real, Los Altos, CA, dated September 30, 2011.

Schedule 6.01(a)

Existing Indebtedness

Irrevocable Standby Letter of Credit, dated June 24, 2011, issued by Wells Fargo Bank, N.A. on behalf of the Borrower in connection with the Office Lease by and between Borrower and Behringer Harvard El Camino Real LP for the lease of the premises located at 4440 El Camino Real, Los Altos, California, effective July 1, 2011.

Irrevocable Standby Letter of Credit, dated May 11, 2012, issued by Wells Fargo Bank, N.A. on behalf of the Borrower in connection with the Office Lease by and between the Borrower and Kilroy Realty, L.P. for the premises located at 100 First Street, 13th Floor, San Francisco, CA, dated May 11, 2012 (the “First Street LOC”).

Shares of the Borrower’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series D-2 Preferred Stock, and Series E Preferred Stock are redeemable if requested by the holders of not less than sixty-six and two/thirds percent (66-2/3%) of the outstanding shares of Preferred Stock of the Borrower, voting as a single class, at any time after July 20, 2017; provided, however, that if such a request is made, the prior approval of the holders of at least a majority of the outstanding shares of Series E Preferred Stock shall also be required to redeem the shares of Series E Preferred Stock.

Schedule 6.02(a)

Existing Liens

Security Agreement issued by the Borrower to Wells Fargo Bank, N.A., in connection with the First Street LOC referenced in Section 6.01(a) above.

EXHIBIT A

[Form of]

ADMINISTRATIVE QUESTIONNAIRE

Box, Inc.

Agent Address:	Credit Suisse AG	Return form to: William O’Daly
	Eleven Madison Avenue	Telephone: (212) 325-1986
	New York, NY 10010	Facsimile: (212) 743-2254
E-mail: william.o’daly@credit-suisse.com

It is very important that all of the requested information be completed accurately and that this questionnaire be returned promptly. If your institution is sub-allocating its allocation, please fill out an administrative questionnaire for each legal entity.

Legal Name of Lender to appear in Documentation:

Signature Block Information:

• Signing Credit Agreement	☐	Yes	☐	No

• Coming in via Assignment	☐	Yes	☐	No

Type of Lender:

(Bank, Asset Manager, Broker/Dealer, CLO/CDO; Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other- please specify)

Lender Parent:

Domestic Address	Eurodollar Address

Contacts/Notification Methods: Borrowings, Paydowns, Interest, Fees, etc.

	Primary Credit Contact	Secondary Credit Contact

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail Address:

	Primary Operations Contact	Secondary Operations Contact

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail Address:

Lender’s Domestic Wire Instructions

Bank Name:

ABA/Routing No.:

Account Name:

Account No.:

FFC Account Name:

FFC Account No.:

Attention:

Reference:

Lender’s Foreign Wire Instructions

Currency:

Bank Name:

Swift/Routing No.:

Account Name:

Account No.:

FFC Account Name:

FFC Account No.:

Attention:

Reference:

Agent’s Wire Instructions

[The Agent’s wire instructions will be disclosed at the time of closing.]

Bank Name:

ABA/Routing No.:

Account Name:

Account No.:

FFC Account Name:

FFC Account No.:

Attention:

Reference:

Tax Documents

NON-U.S. LENDER INSTITUTIONS:

I. Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner) or b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business)

A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

II. Flow-Through Entities:

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non- U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we request that you submit an original Form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned prior to the first payment of income. Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.

EXHIBIT B

[Form of]

AFFILIATE SUBORDINATION AGREEMENT

Section 1. Agreement to Subordinate. [INSERT NAME OF OBLIGOR]’s (the “Company”) obligations to [INSERT NAME OF LENDER] (the “Subordinated Lender”) under [INSERT NAME OF DOCUMENT] (the “Subordinated Obligations”) are subordinated in right of payment, to the extent and in the manner provided in this Affiliate Subordination Agreement (this “Instrument”), to the prior payment of all Senior Debt. “Senior Debt” means the Obligations (as defined in the Credit Agreement dated as of July [     ], 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Box, Inc., a Delaware corporation, as the borrower, the lenders that are parties thereto from time to time and Credit Suisse AG, as administrative agent for the Lenders and collateral agent for the Secured Parties) and “Senior Lender” means the holder from time to time of the Senior Debt. The subordination provisions of this Instrument are for the benefit of and enforceable by the Senior Lender or its designated representatives.

Section 2. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

(1) the Senior Lender is entitled to receive payment in full in cash of all Senior Debt, including all interest accrued or accruing on the Senior Debt after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the Credit Agreement, whether or not the claim for the interest is allowed or allowable as a claim in the case or proceeding with respect to the Senior Debt (only such payment constituting “payment in full”) before the Subordinated Lender will be entitled to receive any payment of principal of or interest on the Subordinated Obligations; and

(2) until the Senior Debt is paid in full, any payment or distribution to which the Subordinated Lender would be entitled but for these subordination provisions shall instead be made to the Senior Lender as its interests may appear.

Section 3. Default or Event of Default on Senior Debt. Except with the written consent of, or upon demand by, the Senior Lender, the Company shall not pay any Subordinated Obligations and the Subordinated Lender shall not take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Obligations if, at the time, (i) the maturity of some or all of the Senior Debt shall have been accelerated or (ii) any Default or Event of Default (as defined under the Credit Agreement) has occurred or is continuing and (in the case of this clause (ii)) the Senior Lender shall have given notice to the Company prohibiting such payment.

Section 4. When Distribution Must Be Paid Over. If a payment or other distribution is made to the Subordinated Lender that because of these subordination provisions should not have been made to it, the Subordinated Lender shall hold it in trust for the Senior Lender and pay it over to the Senior Lender as its interests may appear.

Section 5. Subrogation. A distribution made under these subordination provisions to the Senior Lender which otherwise would have been made to the Subordinated Lender is not, as between the Company and the Subordinated Lender, a payment by the Company on the Senior Debt. After all Senior Debt is paid in full and until the Subordinated Obligations are paid in full, the Subordinated Lender will be subrogated to the rights of the Senior Lender to receive payments in respect of the Senior Debt.

Section 6. Relative Rights; Subordination Not to Prevent Events of Default or Limit Right to Accelerate. These subordination provisions define the relative rights of the Subordinated Lender and the Senior Lender and do not impair, as between the Company and the Subordinated Lender, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Subordinated Obligations in accordance with their terms; provided that so long as any Default or Event of Default (as defined in the Credit Agreement) has occurred and is continuing, the Subordinated Lender shall not be entitled to, and waives its right to, accelerate the maturity of the Subordinated Obligations upon a Default under this Instrument or exercise any remedies upon a Default under this Instrument. The failure to make a payment on the Subordinated Obligations by reason of these subordination provisions does not prevent the occurrence of a Default under this Instrument.

Section 7. Subordinated Lender Entitled to Rely. For the purpose of ascertaining the outstanding amount of the Senior Debt, the Senior Lender, and all other information relevant to making any payment or distribution to the Senior Lender pursuant hereto, the Subordinated Lender is entitled to rely upon an order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 2 above are pending, a certificate of the liquidating trustee or other person making a payment or distribution to the Subordinated Lender, or information provided by the Senior Lender or any of the Lenders.

Section 8. Subordination May Not Be Impaired By Company. No right of the Senior Lender to enforce the subordination of the Subordinated Obligations will be impaired by any act or failure to act by the Company or by its failure to comply with the provisions hereunder.

Section 9. Reliance by Senior Lender on Subordination Provisions; No Waiver. (a) The Subordinated Lender acknowledges and agrees that these subordination provisions are, and are intended to be, an inducement and a consideration to the Senior Lender, whether the Senior Debt was created or acquired before or after the incurrence of the Subordinated Obligations, to acquire or to hold the Senior Debt, and the Senior Lender will be deemed conclusively to have relied on these subordination provisions in acquiring and holding such Senior Debt.

(b) The Senior Lender may, at any time and from time to time, without the consent of or notice to the Subordinated Lender, without incurring any liability or responsibility to the Subordinated Lender, and without impairing the rights of the Senior Lender under these subordination provisions, do any of the following:

(1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Senior Debt or any instrument evidencing the same or any agreement under which the Senior Debt is outstanding or secured;

(2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Debt;

(3) release any person liable in any manner for the payment of the Senior Debt; or

(4) exercise or refrain from exercising any rights against the Company and any other person.

[Signature Pages Follow]

[OBLIGOR]

By:
Name:
Title:

[LENDER]

By:
Name:
Title:

EXHIBIT C

[Form of]

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement (defined below), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including participations in any Letters of Credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). The Assignee represents and warrants that the Assignee is not a competitor of Box, Inc. or its subsidiaries or a controlled affiliate of any such competitor (the “No Competitor Representation”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate of [identify Lender]]

3.	Borrower:	BOX, INC.

4.	Administrative Agent: Credit Suisse AG, as the administrative agent under the Credit Agreement

5.	Credit Agreement: The Credit Agreement, dated as of [ ], 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Box, Inc., a Delaware corporation, as a borrower, the lenders that are parties thereto and Credit Suisse AG, as administrative agent for the Lenders and collateral agent for the Secured Parties.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[1]	CUSIP Number
Revolving Credit Commitment	$	$	%

[1]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Effective Date:             , 201    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

BOX, INC.[2]

By:
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH as Administrative Agent[3]

By:
Name:
Title:

By:
Name:
Title:

[2]	To be completed to the extent consent is required under Section 9.04(b) or the definition of “Eligible Assignee”.
[3]	To be completed to the extent consent is required under Section 9.04(b) or the definition of “Eligible Assignee”.

ANNEX 1 to Assignment and Acceptance

BOX, INC.

CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby, and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, the Subsidiaries or any of their Affiliates or any other person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, the Subsidiaries or any of their Affiliates or any other person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received, or has been accorded the opportunity to receive, copies of the most recent financial statements delivered pursuant to Sections 4.02(j) or 5.04 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, (vii) it has duly completed an Administrative Questionnaire substantially in the form of Exhibit A to the Credit Agreement, unless it is already a Lender under the Credit Agreement, (viii) the Administrative Agent has received a processing and recordation fee of $3,500 as of the Effective Date (unless such fee has been waived by the Administrative Agent), and (ix) if it is a Foreign Lender, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to Section 2. 19(f) of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be construed in accordance with and governed by, the law of the State of New York without regard to conflicts of principles of law that would require the application of the laws of another jurisdiction. The Borrower shall be a third party beneficiary of the No Competitor Representation of the Assignee.

EXHIBIT D

[Form of]

BORROWING REQUEST

Credit Suisse AG

      as Administrative Agent for

the Lenders referred to below,

Eleven Madison Avenue

New York, NY 10010

Attention: [                    ]

Re: BOX, INC.

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of [            ], 2013 (the “Credit Agreement”), among Box, Inc., a Delaware corporation, as a borrower, the lenders that are parties thereto and Credit Suisse AG, as administrative agent for the Lenders and collateral agent for the Secured Parties. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement. The undersigned Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)	Borrower	Box, Inc.

(B)	Class of Borrowing	Revolving Borrowing

(C)	Principal amount of Borrowing[1]

(D)	Date of Borrowing (which is a Business Day)

(E)	Type of Borrowing	[ABR] [Eurodollar]

(F)	For Eurodollar Borrowing, the Interest Period and the last day thereof

(G)	Funds are requested to be disbursed to the undersigned Borrower’s account with [BANK] (Account No. ).

[1]	Loans requested shall be in an aggregate principal amount that is (i) an integral multiple of $1.0 million and not less than $5.0 million or (ii) equal to the remaining available balance of the applicable Commitments.

The undersigned Borrower hereby certifies that on the proposed Date of Borrowing, both before and after giving effect thereto and to the application of proceeds therefrom, the Borrowing complies with the terms and conditions of the Credit Agreement (including, without limitation, Sections 4.01(b)-(e) of the Credit Agreement).

[Signature Page Follows]

BOX, INC.

By:
Name:
Title:	[Responsible Officer]

By:
Name:
Title:	[Responsible Officer]

EXHIBIT E

[Form of]

COMPLIANCE CERTIFICATE

Reference is made to the Credit Agreement, dated as of [            ], 2013 (the “Credit Agreement”), among Box, Inc., a Delaware corporation, as a borrower, the lenders that are parties thereto and Credit Suisse AG, as administrative agent for the Lenders and collateral agent for the Secured Parties. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement. Pursuant to Section 5.04(c) of the Credit Agreement, [            ], [Financial Officer] of [            ] (in such capacity and not in his or her individual capacity), hereby certifies as follows:

a. No Default or Event of Default has occurred under the Credit Agreement which has not been previously disclosed in writing to the Administrative Agent pursuant to a Compliance Certificate.

b. As of the date of this certificate, the following constitute the Immaterial Subsidiaries: [     ].

E-1

Dates this [    ] day of [        ], 201[  ].

BOX, INC.

By:
Name:
Title:	[Financial Officer]

E-2

EXHIBIT F

[Form of]

GUARANTEE AND COLLATERAL AGREEMENT

(Under separate cover)

F-1

EXHIBIT G

[Form of]

INTEREST ELECTION REQUEST

Credit Suisse AG

      as Administrative Agent for

the Lenders referred to below,

Eleven Madison Avenue

New York, NY 10010

Attention: [                    ]

[Date]

Re: BOX, INC.

Ladies and Gentlemen:

This Interest Election Request is delivered to you pursuant to Section 2.10 of the Credit Agreement, dated as of [             ], 2013 (the “Credit Agreement”), among Box, Inc., a Delaware corporation, as a borrower, the lenders that are parties thereto and Credit Suisse AG, as administrative agent for the Lenders and collateral agent for the Secured Parties. Capitalized terms used herein but not defined shall have the meanings given to them in the Credit Agreement. The undersigned Borrower hereby requests that on [            ]1 (the “Interest Election Date”),

1. $[        ] of the presently outstanding principal amount of the Revolving Loans originally made on [                    ],

2. all presently being maintained as [ABR Loans][Eurodollar Loans],

3. be [converted into][continued as]

4. [Eurodollar Loans having an Interest Period of [one/two/three/six]months] [ABR Loans].

[Signature Page Follows]

[1]	Shall be a Business Day that is (a) the date hereof in the case of a conversion into ABR Borrowing to the extent this Interest Election Request is delivered to the Administrative Agent prior to 12:00 (noon), New York City time on the date hereof, otherwise the Business Day following the date of delivery hereof, and (b) three Business Days following the date hereof in the case of a conversion into/continuation of Eurodollar Borrowings to the extent this Interest Election Request is delivered to the Administrative Agent prior to 12:00 (noon), New York City time on the date hereof, otherwise the fourth Business Day following the date of delivery hereof, in each case.

G-1

The undersigned Borrower has caused this Interest Election Request to be executed and delivered by its duly authorized officer as of the date first written above.

BOX, INC.

By:
Name:
Title:

G-2

EXHIBIT H

[Form of]

REVOLVING NOTE

$	New York, New York
[Date]

FOR VALUE RECEIVED, the undersigned, BOX, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of [        ] (the “Lender”) on the Maturity Date (as defined in the Credit Agreement referred to below), in lawful money of the United States and in immediately available funds, the principal amount of the lesser of (a)          DOLLARS ($        ) and (b) the aggregate unpaid principal amount of all Loans of the Lender outstanding under the Credit Agreement referred to below. The Borrower further agrees to pay interest in like money at such office specified in Section 2.18 of the Credit Agreement on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in Section 2.06 of such Credit Agreement.

The Lender may endorse and attach a schedule to reflect the date, Type and amount of each Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.10 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

This Revolving Note is one of the Notes referred to in the Credit Agreement, dated as of [            ], 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Box, Inc., a Delaware corporation, as a borrower, the lenders party that are parties thereto and Credit Suisse AG, as administrative agent for the Lenders and collateral agent for the Secured Parties, is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

This Revolving Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Revolving Note in respect thereof.

During the continuance of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Revolving Note may be declared to be immediately due and payable, all as provided in Section 7.01 thereof.

All parties now and hereafter liable with respect to this Revolving Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS REVOLVING NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS REVOLVING NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS REVOLVING NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS REVOLVING NOTE (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

BOX, INC., as Borrower

By:
Name:
Title:

EXHIBIT I-1

[Form of]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Credit Agreement dated as of [    ],          2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Box, Inc., a Delaware corporation, as a borrower, the lenders that are parties thereto and Credit Suisse AG, as administrative agent for the Lenders and collateral agent for the Secured Parties.

Pursuant to the provisions of Section 2.19 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

I-1-1

[NAME OF LENDER]

By:
Name:
Title:

Date:              , 201[  ]

I-1-2

EXHIBIT I-2

[Form of]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 23, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Box, Inc., a Delaware corporation, as a borrower, the lenders that are parties thereto and Credit Suisse AG, as administrative agent for the Lenders and collateral agent for the Secured Parties.

Pursuant to the provisions of Section 2.19 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

I-2-1

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:              , 201[  ]

I-2-2

EXHIBIT I-3

[Form of]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [            ], 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Box, Inc., a Delaware corporation, as a borrower, the lenders that are parties thereto and Credit Suisse AG, as administrative agent for the Lenders and collateral agent for the Secured Parties.

Pursuant to the provisions of Section 2.19 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

I-3-1

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:             , 201[  ]

I-3-2

EXHIBIT I-4

[Form of]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [            ], 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Box, Inc., a Delaware corporation, as a borrower, the lenders that are parties thereto and Credit Suisse AG, as administrative agent for the Lenders and collateral agent for the Secured Parties.

Pursuant to the provisions of Section 2.19 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

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[NAME OF LENDER]

By:
Name:
Title:

Date:              , 201[  ]

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